                                                                   Exhibit 10.40

                                                                  Execution Copy

================================================================================

                        XM SATELLITE RADIO HOLDINGS INC.

                             XM SATELLITE RADIO INC.

               Up to $415,800,000 Principal Amount at Maturity of

             10% Senior Secured Discount Convertible Notes due 2009

                                   ----------

                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

                                   ----------

                            Dated as of June 16, 2003

================================================================================

                                Table of Contents

1.   DEFINITIONS......................................................................................1

2.   PURCHASE AND SALE OF THE NOTES; CLOSING.........................................................19

3.   INTEREST AND REPAYMENT..........................................................................20
     3.1.   Interest on the Notes....................................................................20
     3.2.   Interest after Maturity..................................................................21
     3.3.   Payments and Computations................................................................21
     3.4.   Payment at Maturity or Upon Conversion...................................................21

4.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF XM................................................21
     4.1.   Incorporation, Standing, etc.............................................................21
     4.2.   Subsidiaries.............................................................................22
     4.3.   SEC Reports..............................................................................22
     4.4.   Qualification............................................................................22
     4.5.   Authorization of Agreement and Notes.....................................................23
     4.6.   Absence of Defaults and Conflicts........................................................23
     4.7.   Absence of Proceedings...................................................................24
     4.8.   Possession of Licenses and Permits.......................................................24
     4.9.   No Violations of Laws....................................................................24
     4.10.  Internal Accounting Controls.............................................................24
     4.11.  Tax Returns and Payments.................................................................24
     4.12.  Indebtedness.............................................................................25
     4.13.  Title to Properties; Liens...............................................................25
     4.14.  Patents, Trademarks, Authorizations, etc.................................................25
     4.15.  Governmental Consents....................................................................25
     4.16.  Restrictions.............................................................................25
     4.17.  Capitalization...........................................................................25
     4.18.  Seniority of Notes.......................................................................26
     4.19.  Material Events..........................................................................26
     4.20.  Financial Statements.....................................................................26
     4.21.  No Undisclosed Fees......................................................................27
     4.22.  No Transactions with Affiliates..........................................................27
     4.23.  Registration Rights......................................................................27
     4.24.  Private Placement........................................................................27
     4.25.  Acknowledgement Regarding Investors' Purchases of Notes..................................27

5.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.................................................28
     5.1.   Risks of Investment......................................................................28
     5.2.   Investment Experience....................................................................28
     5.3.   Ability to Bear Risk.....................................................................28
     5.4.   Receipt and Review of Documentation......................................................28
     5.5.   Acquisition for Own Account..............................................................28
     5.6.   No Public Market; Rule 144...............................................................28
     5.7.   Organization, Good Standing, Corporate Authority.........................................29
     5.8.   Due Authorization........................................................................29
     5.9.   Qualified Institutional Buyer, Accredited Investor.......................................29
     5.10.  Acknowledgement Regarding Investors' Purchases of Notes..................................29

     5.11   No Net Short Positions...................................................................29

6.   RESTRICTIONS ON TRANSFER........................................................................30

7.   COVENANTS.......................................................................................30
     7.1.   Payment of Notes and Maintenance of Office...............................................30
     7.2.   Reports..................................................................................31
     7.3.   Taxes....................................................................................31
     7.4.   Stay, Extension and Usury Laws...........................................................31
     7.5    Intentionally Deleted....................................................................32
     7.6.   Intentionally Deleted....................................................................32
     7.7.   Intentionally Deleted....................................................................32
     7.8.   Intentionally Deleted....................................................................32
     7.9.   Intentionally Deleted....................................................................32
     7.10.  Intentionally Deleted....................................................................32
     7.11.  Corporate Existence......................................................................32
     7.12.  Intentionally Deleted....................................................................32
     7.13.  Intentionally Deleted....................................................................32
     7.14.  Intentionally Deleted....................................................................32
     7.15.  Intentionally Deleted....................................................................32
     7.16.  Intentionally Deleted....................................................................32
     7.17.  Certain Trading Limitations..............................................................32
     7.18.  Payments for Consent.....................................................................33
     7.19.  Hart-Scott-Rodino........................................................................33
     7.20.  Pledges of Securities....................................................................33
     7.21.  Securities Law Disclosure; Publicity.....................................................34
     7.22.  Reimbursement............................................................................34
     7.23.  Avoidance of Conflicts...................................................................34
     7.24.  Indenture Compliance.....................................................................34

8.   DEFAULTS AND REMEDIES...........................................................................34
     8.1.   Events of Default........................................................................34
     8.2.   Acceleration.............................................................................36
     8.3.   Other Remedies...........................................................................36
     8.4.   Waiver of Past Defaults..................................................................37
     8.5.   Control by Majority......................................................................37
     8.6.   Rights of Holders of Notes to Receive Payment............................................37

9.   CONVERSION PROVISIONS...........................................................................37
     9.1.   Conversion at Option of Holders..........................................................37
     9.2.   Conversion at Option of Obligors.........................................................38
     9.3.   Issuance of Certificates.................................................................38
     9.4.   No Fractional Shares.....................................................................39
     9.5.   Merger of Holdings.......................................................................39
     9.6.   Reclassification of Class A Common Stock.................................................39
     9.7.   Reservation of Class A Common Stock......................................................40
     9.8.   Taxes....................................................................................40
     9.9.   No Rights or Liabilities as Stockholders.................................................41
     9.10.  Limitation on Conversion.................................................................41

10.  REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES................................................41

     10.1.  Note Register............................................................................41
     10.2.  Transfer and Conversion of Notes.........................................................41
     10.3.  Replacement of Notes.....................................................................42

11.  GUARANTEES......................................................................................42
     11.1.  Execution and Delivery of Agreement Guarantees...........................................42
     11.2.  Subsidiary Guarantors may Consolidate, Etc. on Certain Terms.............................43
     11.3.  Releases Following Sale of Assets........................................................43
     11.4.  Application of Certain Terms and Provisions to Holdings and the Subsidiary
               Guarantors............................................................................43

12.  SECURITY AGREEMENTS.............................................................................44
     12.1.  Security Agreements......................................................................44
     12.2.  Release of Collateral....................................................................44

13.  CONDITIONS TO CLOSING...........................................................................44
     13.1   Conditions to Obligations of the Investors...............................................44
     13.2   Conditions to the Obligations of the Obligors............................................46
     13.3   Investment Election in Absence of Closing................................................46

14.  EXPENSES........................................................................................47

15.  SURVIVAL........................................................................................47

16.  AMENDMENTS AND WAIVERS..........................................................................47

17.  NOTICES.........................................................................................48

18.  EXECUTION IN COUNTERPARTS.......................................................................48

19.  BINDING EFFECT..................................................................................49

20.  GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER...............................................49

21.  MISCELLANEOUS...................................................................................49
     21.1.  Severability.............................................................................49
     21.2.  No Waiver................................................................................49
     21.3.  Further Assurances.......................................................................49
     21.4.  Construction.............................................................................50
     21.5   Amendment and Restatement................................................................50

Exhibit A      Form of Note
Exhibit B      Form of Security Agreement
Exhibit C      Form of Amended and Restated Security Agreement
Exhibit D      Form of Noteholders Agreement
Exhibit E      Form of Registration Rights Agreement
Exhibit F      Form of Agreement Guarantee
Exhibit G      Form of Voting Agreement
Exhibit H      Form of Director Agreement

                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

          AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of June 16, 2003, by and among XM SATELLITE RADIO INC., a Delaware corporation (the "Company"), XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation and the sole stockholder of the Company ("Holdings" and, together with the Company, the "Obligors"), and each of the investors set forth on the signature pages hereto (each, an "Investor," and collectively, the "Investors," and together with the Company and Holdings, the "Parties," and each, a "Party").

                                   WITNESSETH

          WHEREAS, the Obligors are engaged in the development of a satellite digital audio radio service in the United States;

          WHEREAS, the Obligors and the Investors are parties to a Note Purchase Agreement, dated as of December 21, 2002 (as amended prior to the date hereof, the "2002 Note Purchase Agreement");

          WHEREAS, at the Closing on January 28, 2003 the Obligors consummated a financing of newly invested funds by issuing the Obligors' 10% Senior Secured Discount Convertible Notes due 2009, substantially in the form attached hereto as Exhibit A, pursuant to the 2002 Note Purchase Agreement;

          WHEREAS, as an inducement to the Investors to purchase the Notes at Closing, (a) each of the Obligors entered into the General Security Agreement, substantially in the form attached hereto as Exhibit B, (b) the Company entered into the FCC License Subsidiary Pledge Agreement, substantially in the form attached hereto as Exhibit C, (c) Holdings entered into the Noteholders Agreement and Director Agreement, substantially in the forms attached hereto as Exhibit D and Exhibit H, respectively, (d) Holdings entered into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E, and (e) the Company caused its subsidiary XM Equipment Leasing LLC to enter into, on the Closing Date referred to below, such General Security Agreement and an Agreement Guarantee, substantially in the form attached hereto as Exhibit F, and caused certain other subsidiaries to enter into similar agreements in the circumstances described herein;

          WHEREAS, on the terms and subject to the conditions set forth herein, each of the Investors purchased Notes at Closing for the aggregate purchase price set forth next to its name on Attachment 1;

          WHEREAS, the Parties desire to set forth the terms and conditions of and to provide for the issuance by the Obligors of the Notes described herein;

          WHEREAS, the 2002 Note Purchase Agreement was amended on June 16, 2003 with the consent of the Majority Holders by means of a consent (the "Consent Amendment"), copies of which have been provided to all Investors as of the date hereof, which Consent Amendment provided for the deletion of certain covenants in Article VII (the "Former Covenants"), the incorporation of such Former Covenants into the Noteholders Agreement and the incorporation of similar covenants from the Indenture (as defined herein); and

          WHEREAS, the Consent Amendment provided for the amendment and restatement of the 2002 Note Purchase Agreement reflecting provisions of the Consent Amendment without further consent of the Parties, and this document constitutes such amendment and restatement.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   Definitions

          The following terms when used in this Agreement or the Noteholders Agreement (some of such terms being used solely in the Former Covenants, now contained in the Noteholders Agreement, and the definitions of such terms being retained in this Agreement solely so that they can be incorporated into the Noteholders

Agreement by reference), including the preamble and recitals hereof and thereof, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "Accredited Investor" has the meaning set forth in Rule 501(a) under the Securities Act.

          "Accreted Value" means, for a given Note, (1) as of any date prior to January 1, 2006, an amount equal to the sum of (a) the Initial Value of such Note plus (b) the amount which shall have accreted with respect to such Note through such date, such accretion to occur on a daily basis and be compounded semi-annually each June 30 and December 31 at the rate of 10% per annum from the Closing Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and (2) as of any date on or after January 1, 2006, the principal amount of such Note.

          "Acquired Debt" means, with respect to any specified Person, (x) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or (y) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that, in each case, such Indebtedness or Lien, as applicable, is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

          "Additional Interest" means interest, if any, accruing on the Notes pursuant to Section 2.2 of the Registration Rights Agreement.

          "Adjusted Consolidated Operating Cash Flow" means, with respect to an Obligor, the Consolidated Operating Cash Flow of such Obligor for the latest four fiscal quarters for which consolidated financial statements of such Obligor are available, taken as a whole. For purposes of calculating Consolidated Operating Cash Flow for any four fiscal quarter period for purposes of this definition, all Subsidiaries of an Obligor on the date of the transaction giving rise to the need to calculate Adjusted Consolidated Operating Cash Flow (the "Transaction Date") shall be deemed to have been Subsidiaries of such Obligor at all times during such four fiscal quarter period. In addition, for purposes of calculating Adjusted Consolidated Operating Cash Flow:

          (1) acquisitions that have been made by the specified Obligor or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Adjusted Consolidated Operating Cash Flow for such reference period shall be calculated on a pro forma basis; and

          (2) the Consolidated Operating Cash Flow attributable to discontinued operations of such Obligor or its Subsidiaries, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "Affiliate Transaction" has the meaning set forth in Section 8.5 of the Noteholders Agreement.

          "Agreement" means this Amended and Restated Note Purchase Agreement (including any Schedules and Exhibits hereto), as it may from time to time be amended, supplemented or modified in accordance with its terms.

          "Agreements and Instruments" have the meaning specified in Section 4.6 of this Agreement.

          "Agreement Guarantee" means (1) the Guarantee, dated as of the Closing Date, entered into by XM Leasing Subsidiary in favor of the Holders and (2) any other Guarantee entered into by a Subsidiary Guarantor in favor of the Holders pursuant to the terms of Section 11.1 hereof.

          "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of an Obligor and its Subsidiaries taken as a whole will be governed by the provisions of Sections 8.7 and 8.11(a) of the Noteholders Agreement and not by the provisions of Section 8.4 thereof; and

          (2) the issuance or sale of new Equity Interests, or the sale or other disposition of outstanding Equity Interests, of an Obligor's Subsidiary.

          Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value or that involve net proceeds of less than $1,000,000;

          (2) a transfer of assets between or among either Obligor and any of its Wholly Owned Subsidiaries,

          (3) an issuance of Equity Interests by a Wholly Owned Subsidiary to an Obligor or to another Wholly Owned Subsidiary;

          (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) a Restricted Payment or Permitted Investment that is permitted by Section 8.1 of the Noteholders Agreement;

          (7) any Qualified Sale and Leaseback Transaction; and

          (8) the sale by XM Building Subsidiary of its real property located at 1500 Eckington Place, NE, Washington, DC and related improvements.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have corresponding meanings.

          "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Board Resolution" means, with respect to an Obligor, a resolution duly adopted by the Board of Directors of such Obligor or a committee of the Board of Directors in the case of Holdings, certified by the Secretary or an Assistant Secretary of such Obligor to have been duly adopted and to be in full force and effect on the date of such certification.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

          "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of an Obligor and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of an Obligor (other than a liquidation or dissolution of the Company into Holdings);

          (3) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person", other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings or the Company, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors of an Obligor are not Continuing Directors;

          (5) an Obligor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, an Obligor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of such Obligor or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of an Obligor outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

          (6) the first day on which the Company ceases to be a Wholly Owned Subsidiary of Holdings.

          Notwithstanding the foregoing, neither the Concurrent Financing Transactions nor a Parent Company Merger shall constitute a "Change of Control".

          "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Holdings.

          "Closing" means the consummation of the transactions contemplated by this Agreement, including the sale and purchase of the Notes.

          "Closing Date" means January 28, 2003, the date of the Closing under the 2002 Note Purchase Agreement.

          "Collateral" means (1) the Collateral (as defined in the General Security Agreement), and (2) the Collateral (as defined in the FCC License Subsidiary Pledge Agreement).

          "Collateral Agent" means the collateral agent under the applicable Intercreditor Agreement.

          "Company" means XM Satellite Radio Inc., a Delaware corporation and direct Wholly Owned Subsidiary of Holdings, and any and all successors thereto.

          "Concurrent Financing Transactions" means (1) the issuance to General Motors Corporation or Affiliates thereof ("GM") of the Obligors' 10% Senior Secured Convertible Note due 2009 (the "GM Note") in the principal amount of $89,042,387 in lieu of certain guaranteed payments due to GM during the period from 2003 to

2006 under the Company's Distribution Agreement with GM (the "Distribution Agreement"), (2) the amendment of the Distribution Agreement to provide for, among other things, the issuance of the GM Note and the payment of up to $35,000,000 in subscriber bounty payments in the form of Class A Common Stock,
(3) the issuance of the Company's 14% Senior Secured Discount Notes due 2009, warrants to purchase Class A Common Stock (the "Exchange Warrants") and cash in exchange for some or all of the Company's outstanding 14% Senior Secured Notes due 2010 (the "Existing Notes"), (4) the Obligors' entering into a $100,000,000 Senior Secured Credit Facility with GM (the "GM Credit Facility") to finance certain revenue share payments owed to GM under the Distribution Agreement or other amounts which may be owed to GM, (5) the issuance of a warrant to GM to purchase 10,000,000 shares of Class A Common Stock (the "GM Warrant"), (6) the issuance and sale on or before the Closing Date, to the extent determined to be desirable by Holdings or after the Closing Date to the extent contemplated by the letter agreement between Holdings and the BayStar Group, of Class A Common Stock, with or without warrants to purchase Class A Common Stock, in accordance with Section 4(2) of the Securities Act or pursuant to a registration statement under the Securities Act, all of which transactions shall be on terms substantially as previously disclosed to the Investors or otherwise on terms reasonably satisfactory to the Majority Holders, including the proposed sale of 5,555,556 shares of Class A Common Stock to U.S. Trust Company (the "US Trust Purchase") and warrants to purchase 900,000 shares of Class A Common Stock, and
(7) execution, delivery and performance of all agreements, documents and instruments, including the Noteholders Agreement, Director Agreement and Registration Rights Agreement, in substantially the form previously provided to the Investors, evidencing the transactions described in clauses (1) through (6) of this definition and arrangements contemplated thereby.

          "Concurrent Financing Transactions Issuances" means the issuances or potential issuances of: (a) Class A Common Stock upon conversion of the GM Note and the Notes; (b) the GM Warrant and Class A Common Stock upon exercise thereof; (c) the Exchange Warrants and Class A Common Stock upon exercise thereof; (d) Class A Common Stock as payment of interest on the GM Note in accordance with the terms thereof; (e) Class A Common Stock as payment of interest under the GM Credit Facility in accordance with the terms thereof; (f) Class A Common Stock pursuant to the Distribution Agreement in accordance with the terms thereof, and (g) Class A Common Stock and warrants issued and sold as contemplated by clause (6) of the definition of Concurrent Financing Transactions, including the US Trust Purchase and including Class A Common Stock upon exercise of such warrants.

          "Consolidated Net Income" means, with respect to an Obligor for any period, the aggregate of the Net Income of such Obligor and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of an Obligor's Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such Obligor or a Subsidiary thereof;

          (2) the Net Income of an Obligor's Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

          (3) the Net Income of an Obligor's Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to a specified Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

          "Consolidated Operating Cash Flow" means, with respect to an Obligor for any period, the Consolidated Net Income of such Obligor for such period, plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Obligor or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) any provision for taxes based on income or profits of such Obligor and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Obligor and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Obligor and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

          Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of an Obligor shall be added to Consolidated Net Income to compute Consolidated Operating Cash Flow of such Obligor only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to such Obligor by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "Continuing Directors" means, with respect to an Obligor as of any date of determination, any member of the Board of Directors of such Obligor who:

          (1) was a member of such Board of Directors on December 21, 2002; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Conversion" means the conversion of all or a portion of the Accreted Value of a Note, together with accrued but unpaid premium and interest thereon, into shares of Class A Common Stock in accordance with the provisions of Section 9 of this Agreement.

          "Conversion Price" means $3.18 per share of Class A Common Stock.

          "Conversion Stock" means the shares of Class A Common Stock that may be issued upon any Conversion, in accordance with the provisions of Section 9 of this Agreement.

          "Core XM Radio Assets" means XM Radio Assets reasonably necessary to operate the XM Radio Business.

          "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the beginning of the first fiscal quarter following December 21, 2002 and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of Holdings is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Director Agreement" means the Agreement, dated as of the Closing Date, by and among Holdings, AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC, AEA XM Investors IIA LLC, Columbia XM Radio Partners, LLC, Columbia XM Satellite Partners III, LLC, Columbia Capital Equity Partners II (QP), L.P., Columbia Capital Equity Partners III (QP), L.P., Clear Channel Investments, Inc., Hughes Electronics Corporation, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC and American Honda Motor Co., Inc., as such agreement may be amended, modified or supplemented from time to time.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to April 1, 2010. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that such issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 8.1 of the Noteholders Agreement.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Event of Default" has the meaning set forth in Section 8.1 of this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Act Filings" has the meaning set forth in Section 4.3 of this Agreement.

          "Existing Indebtedness" means Indebtedness of an Obligor and its Subsidiaries in existence on December 21, 2002, including the Indebtedness incurred or to be incurred pursuant to the Concurrent Financing Transactions, until such amounts are repaid.

          "Fair Market Value" means, with respect to the Class A Common Stock, the average, calculated to two decimal places, of the weighted average daily trading prices of such stock over the ten Trading Day period ending on the Trading Day prior to calculation thereof as reported on Bloomberg. If at any time the Class A Common Stock is not listed on any national securities exchange or quoted on the Nasdaq Stock Market or the over-the-counter market, the Fair Market Value of the Class A Common Stock shall be the fair value thereof as determined by the Board of Directors of Holdings in good faith.

          "FCC License Subsidiary" means XM Radio Inc., a Delaware corporation and direct Wholly Owned Subsidiary of the Company.

          "FCC License Subsidiary Pledge Agreement" means the agreement, dated as of the Closing Date, among the Company, the Collateral Agent and the other parties thereto, providing for the pledge of the stock of the FCC License Subsidiary as security for the Notes and certain other indebtedness.

          "FCC License Subsidiary Pledge Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated as of the Closing Date, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the FCC License Subsidiary Pledge Agreement.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "General Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated as of the Closing Date, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the General Security Agreement.

          "General Security Agreement" means the agreement, dated as of the Closing Date, among the Obligors, XM Leasing Subsidiary, the Collateral Agent and the Subsidiary Guarantors from time to time, providing for a grant of security interest in certain assets of the Company as security for the Notes and certain other indebtedness.

          "Governmental Approval" means the authorization, consent, approval, license, ruling, permit, certification, exemption, filing or registration by or with a Governmental Entity required by applicable requirements of law to be obtained or held in connection herewith or with the Concurrent Financing Transactions.

          "Governmental Entity" means any international body or any nation or government, any state of political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government any corporation or other entity owned or controlled, through stock or capital or otherwise, by any of the foregoing.

          "Governmental Licenses" has the meaning set forth in Section 4.8 of this Agreement.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

          "Holder" means a Person in whose name a Note is registered.

          "Holdings" means XM Satellite Radio Holdings Inc. and any and all successors thereto.

          "Hughes Repeater Contract" means the Contract for the Design, Development and Purchase of Terrestrial Repeater Equipment by and between the Company and Hughes Electronics Corporation, dated February 14, 2000 as amended from time to time provided that such amendments, taken as a whole, shall not be materially adverse to the Company.

          "Hughes Repeater Escrow Agreement" means the agreement between the Company and Hughes Electronics Corporation, dated as of March 2, 2000, providing for the escrow of funds payable under the Hughes Repeater Contract.

          "Hughes Satellite Agreement" means the Satellite Purchase Agreement between the Company and Hughes Space and Communications Inc., dated July 21, 1999, as in effect on December 21, 2002 and as it may be amended from time to time in any respect other than with respect to the terms or scope of the security interest granted by the Company thereunder.

          "incur" has the meaning set forth in Section 8.3 of the Noteholders Agreement.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" shall include (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (b) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person and
(c) all Attributable Debt of such Person. The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means the Indenture, dated as of the Closing Date, among the Company, each of the Guarantors named therein, and The Bank of New York, as Trustee, as amended or supplemented from time to time.

          "Initial Value" means, for a given Note, the amount set forth opposite the name of the Investor purchasing such Note on Attachment 1 to this Agreement. The aggregate Initial Value for all Notes shall be the aggregate amount set forth opposite the names of all Investors on Attachment 1 to this Agreement.

          "Intercreditor Agreements" means the General Intercreditor Agreement and the FCC License Subsidiary Pledge Intercreditor Agreement.

          "Interest Payment Date" means June 30 and December 31 of each year, commencing June 30, 2006, provided that (i) if any Additional Interest shall accrue prior to January 1, 2006, then the initial Interest Payment Date shall occur on the June 30 or December 31 next following the date on which such accrual begins, and (ii) if any Interest Payment Date is not a Business Day, the Interest Payment Date will be deferred and interest will be payable through the next Business Day.

          "Interest Rate" means a rate equal to (i) for the period from the Closing Date through December 31, 2005, the rate of Additional Interest, if any, accruing from time to time and (ii) from January 1, 2006 through the date on which the Notes are paid in full, the rate of 10% per annum plus the rate of Additional Interest, if any, accruing from time to time.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "Investments" means, with respect to an Obligor, all direct or indirect investments by such Obligor in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by an Obligor or any Subsidiary of such Obligor of a Person that holds an Investment in a third Person shall be deemed to be an Investment by such Obligor in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person determined as provided in the final paragraph of Section 8.1 of the Noteholders Agreement.

          "Investor" has the meaning set forth in the recitals to this Agreement.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Majority Holders" means (1) as of any time prior to the Closing, Investors that have agreed to purchase a majority in Initial Value of the Notes at the Closing as set forth in Attachment 1 and (2) at any time after the Closing, the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes.

          "material" means individually or in the aggregate (i) material in relation to the business, operations, affairs, assets, liabilities, financial condition, or properties of Holdings and its Subsidiaries taken as a whole or
(ii) having a value or worth, individually, or when combined with breaches of any other representation, warranty or covenant (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein), in excess of $10,000,000, provided, however, that any individual breaches or violations having a value or worth below $100,000, shall not be combined with breaches of any other representation, warranty or covenant for purposes of calculating the $10,000,000 threshold.

          "Material Adverse Effect" means individually or in the aggregate (i) a material adverse effect on the business, operations, affairs, assets, liabilities, financial condition or properties of Holdings and its Subsidiaries taken as a whole, (ii) a material adverse effect on the ability of Holdings or any of its Subsidiaries to perform their respective obligations under this Agreement or any of the Transaction Documents, or (iii) an economic cost or liability, individually, or when combined with breaches of any other representation, warranty or covenant (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein), to Holdings or any of its Subsidiaries in excess of $10,000,000, in each case other than continued deferrals of vendor payments; provided, however, that any individual breaches or violations having an economic cost or resulting in a liability below $100,000 shall not be combined with breaches of any other representation, warranty or covenant for purposes of calculating the $10,000,000 threshold.

          "Material Subsidiary" means, with respect to an Obligor, a Subsidiary of such Obligor (1) the business, operations, affairs, assets, liabilities, financial condition, or properties of which are material to the business, operations, affairs, assets, liabilities, financial condition, or properties of the Obligors and their Subsidiaries taken as a whole, (2) owning assets having an aggregate book value greater than $10,000,000 or (3) that has been designated by the Board of Directors as a Material Subsidiary. Notwithstanding the foregoing, "Material Subsidiary" shall not include the Subsidiary contemplated by clause (10) of the definition of "Permitted Investments" herein.

          "Maturity Date" means December 31, 2009.

          "Net Income" means, with respect to an Obligor or a Subsidiary of an Obligor, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

          "Net Proceeds" means the aggregate cash proceeds received by an Obligor or any of its Material Subsidiaries in respect of any Asset Sale or other transaction (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or other transaction, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or other transaction and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Notes" means the Obligors' 10% Senior Secured Discount Convertible Notes due 2009, including any additional such notes paid as interest thereon.

          "Noteholders Agreement" means the Third Amended and Restated Shareholders and Noteholders Agreement, dated as of June 16, 2003, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Obligors" means Holdings and the Company.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person.

          "Parent Company Merger" means (a) a merger or consolidation of the Company with or into Holdings or a merger or consolidation of Holdings with or into the Company, provided that the holders of Voting Stock of Holdings immediately prior to such transaction own substantially all of the Voting Stock of the surviving entity immediately after such transaction, or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to Holdings or of Holdings to the Company.

          "Pari Passu Indebtedness" means, with respect to an Obligor, Indebtedness of such Obligor that is pari passu in right of payment to the Notes.

          "Permitted Business" means any of the lines of business conducted by an Obligor and its Subsidiaries on December 21, 2002 and any business similar, ancillary or related thereto or that constitutes a reasonable extension or expansion thereof, including in connection with such Obligor's existing and future technology, trademarks and patents.

          "Permitted Investments" means:

          (1) any Investment in a Wholly Owned Subsidiary of Holdings;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by an Obligor or any Subsidiary of an Obligor in a Person, if as a result of such Investment:

               (a) such Person becomes a Wholly Owned Subsidiary of such Obligor; or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, such Obligor or a Wholly Owned Subsidiary of such Obligor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 8.4 of the Noteholders Agreement;

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings;

          (6) Hedging Obligations;

          (7) Investments in existence on December 21, 2002 and modifications thereof (but not including any increase in the amount of such Investment);

          (8) Investments in securities of trade creditors or customers received in compromise of obligations of such Person incurred in the ordinary course of business, including under any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

          (9) Investments indirectly acquired by an Obligor or any of its Subsidiaries through a direct Investment in another Person made in compliance with this Agreement, provided that such Investments existed prior to and were not made in contemplation of such acquisition;

          (10) Investments in a joint venture with Sirius Satellite Radio, Inc., or an affiliate or successor thereof, the proceeds of which investments are used solely to develop interoperable radio technology capable of receiving and processing radio system signals broadcast by both the Company and Sirius Satellite Radio Inc., for the licensing of other satellite radio technology from the Company and Sirius Satellite Radio, Inc. in connection therewith and for activities reasonably ancillary thereto in accordance with the Joint Development Agreement between the Company and Sirius Satellite Radio, Inc., as in effect on December 21, 2002 or as it may be amended in a manner not materially adverse to the Company; and

          (11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since December 21, 2002 that are at the time outstanding not to exceed $10,000,000.

          "Permitted Liens" means:

          (1) Liens on any assets of an Obligor or its Material Subsidiaries securing Pari Passu Indebtedness incurred pursuant to clause (i) of Section 8.3 of the Noteholders Agreement or Permitted Refinancing Indebtedness in respect thereof; provided that the Notes shall be equally and ratably secured by such assets;

          (2) Liens in favor of an Obligor;

          (3) Liens on property, or on shares of stock or Indebtedness, of a Person existing at the time such Person is merged with or into or consolidated with an Obligor or any Subsidiary of an Obligor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Obligor or the Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by an Obligor or any Subsidiary of an Obligor, provided that such Liens were not incurred in contemplation of such acquisition;

          (5) Liens to secure the performance of bids, tenders, leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the third paragraph of Section 8.3 of the Noteholders Agreement covering only the assets acquired, constructed or improved with such Indebtedness;

          (7) Liens existing on December 21, 2002 (including Liens arising under the Prior Indenture in favor of the trustee thereunder and Liens under the Hughes Repeater Escrow Agreement) and Liens securing Indebtedness incurred pursuant to the Concurrent Financing Transactions;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) Liens securing the Notes;

          (10) Liens that (a) are incidental to the conduct of an Obligor's or a Material Subsidiary's business or the ownership of its property and assets not securing Indebtedness, and (b) do not in the aggregate materially detract from the value of the assets or property of such Obligor and its Subsidiaries taken as a whole, or materially impair the use thereof in the operation of its business;

          (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (12) judgment Liens which do not give rise to an Event of Default;

          (13) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of an Obligor or any of its Subsidiaries;

          (14) any interest or title of a lessor under any Capital Lease Obligation;

          (15) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Obligors and their Subsidiaries;

          (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (17) Liens in favor of customs and revenue authorities arising as a mater of law to secure payment of customer duties in connection with the importation of goods;

          (18) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business that are not delinquent or remain payable without penalty;

          (19) Liens which secure Hedging Obligations that relate to Indebtedness otherwise permitted under this Agreement;

          (20) Liens encumbering property or other assets under construction in the ordinary course of business arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or other assets;

          (21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (22) Liens on an Obligor's interests in satellites and its terrestrial repeater network, including under the Hughes Satellite Agreement, subsequent satellite procurement or launch contracts and the Hughes Repeater Contract;

          (23) Liens incurred in the ordinary course of business of the Obligors and their Subsidiaries with respect to obligations that do not exceed $10,000,000 (in the aggregate for both Obligors and their Subsidiaries) at any one time outstanding;

          (24) Liens on Qualified Receivables securing Indebtedness permitted by clause (xii) of the third paragraph of Section 8.3 of the Noteholders Agreement; and

          (25) Liens arising out of financing provided by a satellite or satellite launch vendor or Affiliate thereof of all or part of the cost of construction, launch and insurance of one or more replacement satellites or satellite launches relating to such satellites provided by such vendor or its Affiliates;

          (26) Liens securing Indebtedness permitted under clause (vii) of
Section 8.3 of the Noteholders Agreement, provided that such Liens are no more extensive than the Liens securing the Indebtedness refunded, refinanced or replaced thereby; and

          (27) Liens securing Indebtedness incurred in any Qualified Sale and Leaseback Transaction.

          "Permitted Refinancing Indebtedness" means any Indebtedness of an Obligor or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Obligor or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses, consent fees and premiums incurred in connection therewith);

          (2) (A) if such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity shorter than that of the Notes or a final maturity date earlier than the final maturity date of the Notes, such Permitted Refinancing Indebtedness shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the debt so extended, refinanced, renewed, replaced, defeased or refunded and a final Stated Maturity no earlier than the final maturity date of the debt so extended, refinanced, renewed, replaced, defeased or refunded or (B) in all other cases, such Permitted Refinancing Indebtedness shall have a final maturity date later than the final maturity date of, and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Notes;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by such Obligor or by the Subsidiary, as applicable, that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          "Principals" means General Motors Corporation, DIRECTV Enterprises, Inc. and Clear Channel Investments, Inc.

          "Prior Indenture" means the Indenture, dated as of March 15, 2000, between the Company and U.S. Trust Company of New York, as Trustee, as amended or supplemented from time to time.

          "Qualified Institutional Buyer" has the meaning set forth in Rule 144A under the Securities Act.

          "Qualified Receivables" means the aggregate amount of accounts receivables of an Obligor determined in accordance with GAAP that are not more than 90 days past due.

          "Qualified Sale and Leaseback Transaction" means a sale and leaseback transaction (1) involving one or more satellites of an Obligor or any of its Subsidiaries and (2) the Net Proceeds of which, together with the aggregate Net Proceeds from all other sale and leaseback transactions involving satellites consummated after December 21, 2002 (including any subsequent replacements, amendments or modifications thereof), do not exceed $150,000,000 (in the aggregate for the Obligors and their Subsidiaries).

          "Reclassified Securities" has the meaning set forth in Section 9.6 of this Agreement.

          "Registration Rights Agreement" means the Second Amended and Restated Registration Rights Agreement, dated as of the Closing Date, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Related Party" means:

          (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

          "Restricted Payment" has the meaning set forth in Section 8.1 of the Noteholders Agreement.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Agreements" means the FCC License Subsidiary Pledge Agreement and the General Security Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on December 21, 2002.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Indebtedness" means (i) with respect to the Company, either (a) unsecured Indebtedness of the Company contractually subordinated in right of payment to the Notes or (b) Indebtedness of Holdings (and not the Company) that is structurally subordinated to the Notes and (ii) with respect to Holdings, unsecured Indebtedness of Holdings that is contractually subordinated in right of payment to the Notes.

          "Subscriber" means a subscriber in good standing to the XM Radio Service that has paid subscription fees for at least one month of such service and whose subscription payments are not delinquent.

          "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership, trust or limited liability company (a) the sole general partner or the managing general partner, manager or trustee of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantor" means any entity that enters into an Agreement Guarantee pursuant to Section 11.

          "Supermajority Investors" means any combination of Investors and purchasers in the US Trust Purchase that have agreed to invest at least 66-2/3% of the amount to be invested at the Closing under this Agreement, as set forth in Attachment 1 and the US Trust Purchase, taken collectively.

          "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy, duty, tariff, impost and other charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not imposed by any governing or taxing authority.

          "Tax Sharing Agreement" means the tax sharing agreement dated March 15, 2000 between the Obligors and XM Radio Inc., as in effect on December 21, 2002.

          "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, outstanding as of the date of determination.

          "Total Incremental Equity" means, at any date of determination, the sum of, without duplication: (1) the aggregate cash proceeds received by Holdings after the Closing from the issuance or sale of Capital Stock of Holdings (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Pari Passu Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock of Holdings other than Disqualified Stock) to any Person other than a Subsidiary of Holdings; plus (2) an amount equal to the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to Holdings or any Subsidiary thereof after the Closing from such Person; provided, however, that the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by Holdings or any Subsidiary thereof in such Person and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (3) below; minus (3) the aggregate amount of all Restricted Payments declared or made on or after the Closing (including the aggregate amount paid pursuant to clauses (1), (2), (3), (4), (5) and (7) of the second paragraph of Section 8.1 of the Noteholders Agreement).

          "Trading Day" means any day on which the Class A Common Stock is traded on the Nasdaq National Market or such other primary national securities exchange on which the Class A Common Stock is then listed or quoted.

          "Transaction Documents" means all documents delivered in connection with the transactions contemplated by this Agreement, including the Security Agreements, the Noteholders Agreement, the Director Agreement, the Intercreditor Agreements, the Registration Rights Agreement, the Voting Agreement and the Agreement Guarantee of XM Leasing Subsidiary.

          "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

          "Voting Agreement" means the Voting Agreement, dated as of December 21, 2002, by and among certain Investors and other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of directors, general partners, managers or trustees of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (or liquidation preference, as applicable), including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount (or liquidation preference) of such Indebtedness (or Disqualified Stock, as applicable).

          "Wholly Owned" means, with respect to a Subsidiary of a specified Person, all of the outstanding Equity Interests of such Subsidiary (other than directors' qualifying shares) are at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

          "XM Building Subsidiary" means XM 1500 Eckington LLC, a Delaware corporation and direct Wholly Owned Subsidiary of Holdings, and any and all successors thereto.

          "XM Capital Subsidiary" means XM Capital Resources Inc., a Delaware corporation and direct Wholly Owned Subsidiary of the Company, and any and all successors thereto.

          "XM Leasing Subsidiary" means XM Equipment Leasing LLC, a Delaware limited liability company and direct Wholly Owned Subsidiary of the Company, and any and all successors thereto.

          "XM Radio Assets" means all assets, rights, services and properties, whether tangible or intangible, used or intended for use in connection with an XM Radio Business, including satellites, terrestrial repeating stations, FCC licenses, uplink facilities, musical libraries and other recorded programming, furniture, fixtures and equipment and telemetry, tracking, monitoring and control equipment.

          "XM Radio Business" means the business of transmitting digital radio programming throughout the United States by satellite and terrestrial repeating stations to be received by subscribers, including any business in which the Company was engaged on December 21, 2002, and any business reasonably related thereto.

          "XM Radio Service" means digital radio programming transmitted by satellites and terrestrial repeating stations to vehicle, home and portable radios in the United States.

2.   Purchase and Sale of the Notes; Closing

          (a) The Obligors have duly authorized $415,800,000 in aggregate principal amount at maturity of the 10% Senior Secured Discount Convertible Notes due December 31, 2009, which includes additional Notes issuable after January 1, 2006 as payment of Interest under Section 3.1, for issuance to the Investors on the terms and subject to the conditions set forth in this Agreement. The Notes, including any Notes issued in substitution or exchange therefor pursuant to this Agreement, will bear interest at the Interest Rate on the principal amount at maturity of the Notes and will mature on December 31, 2009, unless earlier repurchased, paid or Converted in accordance with the terms hereof, and will be in substantially the form of Exhibit A attached hereto, with such changes thereto, if any, as may be approved by the Obligors and the Majority Holders.

          (b) Subject to the terms and conditions of this Agreement, each of the Investors agrees, severally and not jointly, to purchase for cash from the Obligors at the Closing, and the Obligors agree to sell and issue to each of the Investors at the Closing, a Note with a principal amount at maturity equal to the Accreted Value as of December 31, 2005 of a Note with the Initial Value corresponding to each such Investor on Attachment 1 to this Agreement. Each of the Obligors and the Investors acknowledges that the Notes are being issued with an "original issue discount" for federal and state tax purposes. The Obligors' agreements with each of the Investors are separate agreements, and the sale of Notes to each of the Investors is a separate sale. The Closing shall take place as of 10 A.M., Eastern time, on the Closing Date, which shall be the next Business Day after the conditions set forth in Section 13 (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) are first satisfied or waived, provided that the date of the Closing may be deferred (i) for up to ten Business Days after the satisfaction of such conditions, as may be mutually agreed upon in writing by the Obligors and Eastbourne Capital Management, L.L.C., acting in its sole discretion on behalf of the Noteholders, or (ii) until such later date as may be mutually agreed upon in writing by the Obligors and the Majority Holders. This Agreement shall terminate at 5:00 p.m., Eastern standard time, on March 31, 2003, if the Closing has not occurred, unless such date is extended by the written consent of the Obligors and all of the Investors.

          (c) Each Note shall be governed by, and the rights and the benefits of the Investors determined in accordance with, the terms and conditions of this Agreement and, to the extent an Investor is party thereto, the Transaction Documents. Each of the Investors that is a party to the Noteholders Agreement, by accepting a Note, hereby agrees and acknowledges that the Note (and the shares of Class A Common Stock into which it may be Converted) may be offered, sold or otherwise transferred only in accordance with the provisions of the Noteholders Agreement.

          (d) The Accreted Value of a Note, together with any premium or accrued interest thereon, may be Converted at any time, in whole or in part, at the option of the Holder thereof into Class A Common Stock in accordance with the provisions of Section 9 of this Agreement. The stock into which such Accreted Value, premium and interest are Converted in accordance with this Section 2(d) shall be referred to as "Conversion Stock."

          (e) At the Closing, (i) each Party will deliver executed counterparts of each Transaction Document to which it is a party; (ii) the Obligors shall deliver to each Investor a Note in the principal amount at maturity calculated in accordance with Section 2(b) of this Agreement, together with an Agreement Guarantee of XM Leasing Subsidiary; and (iii) each Investor shall deliver by wire transfer, to an account or accounts designated by the Obligors, immediately available funds in an amount equal to the Initial Value set forth for such Investor on Attachment 1 to this Agreement. The Obligors shall provide each of the Investors with information as to such wire transfers, including information as to the account or accounts to which funds are to be transferred and the amount of funds to be transferred to each such account, no later than three Business Days prior to the Closing.

          (f) The obligations of each Investor hereunder and under each of the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder or under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement and out of each of the Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

3.   Interest and Repayment

          With respect to each Note:

     3.1. Interest on the Notes

          Interest will accrue on the principal amount at maturity of the Notes at the rate of 10% per annum commencing January 1, 2006, and Additional Interest may accrue on the principal amount at maturity of the Notes at the rates, and in the circumstances, set forth in Section 2.2 of the Registration Rights Agreement. All interest on the Notes will be payable in arrears on each Interest Payment Date. Each payment of interest on the Notes will be made to the Holder by certified or bank cashier's check or wire transfer of immediately available funds or by the issuance of additional Notes, at such address or to such account as the Holder specifies in writing to the Obligors at least five Business Days before such payment is to be made. Any such written instructions may provide that the information contained therein shall continue to be in effect with respect to subsequent interest payments until thereafter modified by written instructions of such Holder, which modified instructions shall take effect as of the next Interest Payment Date occurring more than five Business Days after delivery of such modified instructions. Any Note issued to a Holder as payment of interest due on an Interest Payment Date will be issued in a principal amount equal to the amount of such interest, will commence accruing interest as of the calendar day immediately following such Interest Payment Date, will otherwise have the same terms as the Notes issued at Closing and will be subject to the provisions and have the benefits of this Agreement. Notwithstanding the foregoing, no Additional Interest shall be payable at any time by the issuance of additional Notes and no other interest shall be payable by issuance of additional Notes if Additional Interest shall be accruing on the Notes as of the applicable Interest Payment Date.

     3.2. Interest after Maturity

          In the event the Obligors shall fail to make any payment of the principal amount at maturity of, or interest on, any Note when due, the Obligors shall pay interest on such unpaid amount, payable from time to time on demand, from the date such amount shall have become due to the date of payment thereof (after as well as before judgment), accruing on a daily basis, at a per annum rate of 12% plus any Additional Interest pursuant to Section 2.2 of the Registration Rights Agreement (or such lesser maximum rate that is permitted to be paid under applicable law).

     3.3. Payments and Computations

          (a) The Obligors will pay all sums becoming due on each Note for interest, premium or principal, without the presentation or surrender of the Note or the making of any notation thereon, except that if a Note is paid in full, following such payment, the Note shall be surrendered to the Obligors at their principal office for cancellation.

          (b) Interest on each Note shall be calculated for the actual number of days (including the first day but excluding the last day of any relevant period) elapsed and shall be computed on the basis of a 360-day year of twelve 30-day months.

          (c) If a payment date is not a Business Day at a place of payment, then (notwithstanding any other provision of this Agreement or the Notes) payment of interest, premium or principal otherwise due on such date shall instead be made at that place on the next succeeding Business Day and no interest shall accrue on such payment for the intervening period.

     3.4. Payment at Maturity or Upon Conversion

          (a) The Accreted Value of each Note, together with any premium and accrued interest thereon, shall be due and payable in full in cash on the earlier of (i) the Maturity Date or (ii) such other date as the Note becomes due and payable or purchasable pursuant to this Agreement. Payment of principal of and premium, if any, on the Notes will be made to each Holder by certified or bank cashier's check or wire transfer of immediately available funds, at such address and to such account as the Holder shall specify in writing to the Obligors at least five Business Days before such payment is to be made.

          (b) Upon any Conversion of any Note in accordance with the terms of
Section 9 hereunder, the Accreted Value of such Note (or any portion thereof subject to such Conversion), together with any premium or accrued interest on such Accreted Value or portion thereof (as the case may be), shall be Converted into a number of shares of Class A Common Stock equal to the amount of such Accreted Value, premium and accrued interest divided by the Conversion Price, with any fractional shares that may result treated in the manner set forth in
Section 9.4 of this Agreement.

4.   Representations, Warranties and Agreements of XM

          Each of the Obligors hereby represents and warrants to and agrees with the Investors as follows as of December 21, 2002:

     4.1. Incorporation, Standing, etc.

          Each of the Obligors and the Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into this Agreement and the other Transaction Documents to which each is a party and to perform its obligations hereunder and thereunder. Each of the Obligors has the corporate power and authority to issue the Notes and perform its obligations thereunder. Each of the Obligors and XM Leasing Subsidiary has, by all necessary corporate action, duly authorized the execution and delivery of this Agreement and the other Transaction Documents to which each is a party and the performance of its obligations hereunder and thereunder. Each of the Obligors has, by all necessary corporate action, duly authorized the execution and delivery of the Notes and the performance of its obligations thereunder. Each Subsidiary Guarantor has, by all necessary corporate action, duly authorized the execution and delivery of its Agreement Guarantee and the performance of its obligations thereunder.

     4.2. Subsidiaries

          The Company, the FCC License Subsidiary, XM Building Subsidiary, XM Capital Subsidiary and XM Leasing Subsidiary are the only Material Subsidiaries. The only assets of the FCC License Subsidiary consist of all of the FCC licenses used in transmitting the XM Radio Service. The only assets of the XM Building Subsidiary consist of real property located at 1500 Eckington Place, NE, Washington, DC and related improvements.

          All of the outstanding Capital Stock of the Company and XM Building Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and all such Capital Stock is owned beneficially and of record by Holdings free and clear of any Lien. All of the outstanding Capital Stock of the FCC License Subsidiary, XM Capital Subsidiary and XM Leasing Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and all such Capital Stock is owned beneficially and of record by the Company free and clear of any Lien, except as contemplated by the FCC License Subsidiary Pledge Agreement or its predecessor agreement.

     4.3. SEC Reports

          (a) The Obligors have provided to the Investors a draft of their Offering Circular, dated December 21, 2002, to be used in connection with the exchange contemplated by clause (3) of the definition of Concurrent Financing Transactions (the "Offering Circular"), which contains information about the Obligors' business. Such draft of the Offering Circular does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The Annual Reports on Form 10-K for the year ended December 31, 2001 filed by the Obligors, and all other reports filed by the Obligors pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001 (collectively, the "Exchange Act Filings") through the Closing Date, complied and will comply (as the case may be) as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and such filings, taken as a whole, do not and will not (as the case may be) include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Holdings is eligible to register Class A Common Stock for resale by the Holders pursuant to a registration statement on Form S-3 under the Securities Act.

     4.4. Qualification

          Each of the Obligors and the Material Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

     4.5. Authorization of Agreement and Notes

          (a) This Agreement has been duly executed and delivered by each of the Obligors and constitutes a valid, binding and enforceable obligation of each of them, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (b) When, on the Closing Date, the Notes and the Security Agreements have been duly executed and delivered by the Company and the Notes have been paid for by the Investors in accordance with the terms of this Agreement, the Notes and the Security Agreements will constitute valid, binding and enforceable obligations of the Company, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (c) When, on the Closing Date, the Notes, the Noteholders Agreement, the Director Agreement and the Registration Rights Agreement have been duly executed and delivered by Holdings and the Notes have been paid for by the Investors in accordance with the terms of this Agreement, the Notes, the Noteholders Agreement, the Director Agreement and the Registration Rights Agreement will constitute valid, binding and enforceable obligations of Holdings, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (d) When, on the Closing Date, the Agreement Guarantee of XM Leasing Subsidiary has been duly executed and delivered by XM Leasing Subsidiary in accordance with the terms of this Agreement, such Agreement Guarantee will constitute a valid, binding and enforceable obligation of XM Leasing Subsidiary, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     4.6. Absence of Defaults and Conflicts

          Neither of the Obligors nor any of the Material Subsidiaries is in violation of its respective certificate of incorporation, bylaws or other charter documents or is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of them is a party or by which any of them may be bound, or to which any of the property or assets of the Obligors or the Material Subsidiaries is subject (collectively, "Agreements and Instruments"); and the execution, delivery and performance of this Agreement and the Transaction Documents by the Obligors and the Material Subsidiaries party thereto in connection with the transactions contemplated hereby and thereby, and the consummation of the transactions contemplated herein and therein (including the issuance of the Notes) and compliance by the Obligors and the Material Subsidiaries with their respective obligations hereunder and thereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default (or an event that with notice, lapse of time or both would become a default) under, require the Obligors to conduct an offer to repurchase any outstanding Obligations in accordance with the documents establishing the terms under which such Obligations were incurred, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Obligors or any of the Material Subsidiaries pursuant to such Agreements and Instruments, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws or other charter documents of either of the Obligors or any of the Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, stock exchange or Nasdaq Stock Market or court, domestic or foreign, having jurisdiction over either of the Obligors, any of the Material Subsidiaries or any of the assets or properties of the Obligors and the Material Subsidiaries.

          There are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions, in each case, which could be violated or triggered by the ownership level of a stockholder or group, under Holdings' certificate of incorporation or the laws of the State of Delaware that would be violated or triggered by the Investors and the Obligors fulfilling their obligations or exercising their rights under the Notes or the Transaction Documents, including the Obligors' issuance of the Notes and the Investors' subsequent Conversion of Notes for Conversion Stock.

     4.7. Absence of Proceedings

          Except as disclosed in Schedule 4.7, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Obligors threatened, against or affecting the Obligors, the Material Subsidiaries, any of the Officers or directors of the Obligors or Material Subsidiaries in their capacity as such, or any of the property or assets of the Obligors or Material Subsidiaries. There has not been, and to the knowledge of the Obligors there is not pending or contemplated, any investigation by the SEC involving the Obligors or any current or former director or officer of an Obligor with respect to such Obligor or any Subsidiary thereof. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by an Obligor under the Exchange Act or the Securities Act.

     4.8. Possession of Licenses and Permits

          Except as disclosed in Schedule 4.8: (i) each of the Obligors and the Material Subsidiaries possesses such material permits, certificates, licenses, approvals, consents, orders and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it or planned to be conducted by it; (ii) each of the Obligors and the Material Subsidiaries is in compliance with the terms and conditions of all of its Governmental Licenses; (iii) all of the Governmental Licenses are valid and in full force and effect; and (iv) neither of the Obligors nor any of the Material Subsidiaries has received any notice of, nor do any of them have any knowledge of any pending or threatened (or any basis therefor), proceedings relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any Governmental Licenses.

     4.9. No Violations of Laws

          Neither of the Obligors nor any of the Material Subsidiaries has violated any law, including (i) the U.S. Communications Act of 1934, as amended, and the rules or regulations promulgated thereunder, (ii) any applicable state law or regulation concerning intra-state telecommunications, and (iii) any foreign law or regulation concerning international communications, in each case the violation of which, together with any other such violations, would have a Material Adverse Effect.

     4.10. Internal Accounting Controls

          The books, records and accounts of each of the Obligors and the Material Subsidiaries accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in and dispositions of the assets of the respective Obligors and Material Subsidiaries. Each of the Obligors and the Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded amount for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.11. Tax Returns and Payments

          The Obligors and the Material Subsidiaries have filed all income tax returns required by law to be filed by them and have paid all Taxes shown on such returns and all other Taxes and other governmental charges levied upon them and their respective properties, assets, income and franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Obligors or the Material Subsidiaries, as the case may be, have established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Obligors and the Material Subsidiaries in respect of Taxes for all fiscal periods are adequate in the reasonable opinion of the Obligors and, to the knowledge of the Obligors, there are no additional assessments for such periods or any basis therefore.

     4.12. Indebtedness

          Neither of the Obligors nor any of the Material Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of any interest or principal on any Indebtedness in aggregate principal amount in excess of $5,000,000.

     4.13. Title to Properties; Liens

          Each of the Obligors and the Material Subsidiaries has good and marketable title to all of its properties and assets, free and clear of all Liens, except for Permitted Liens.

     4.14. Patents, Trademarks, Authorizations, etc.

          Except as disclosed in Schedule 4.14, each of the Obligors and the Material Subsidiaries owns, possesses or has the right to use (without any known conflict with the rights of others) all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations which are necessary to the conduct of its business as currently conducted.

     4.15. Governmental Consents

          Except as may be required to be obtained or made under the Securities Act and applicable state securities laws in connection with the exercise of any registration rights of a Holder provided for in the Registration Rights Agreement or any registration rights granted to purchasers in the offering(s) contemplated by clause (6) of the definition of Concurrent Financing Transactions, neither of the Obligors nor any of the Material Subsidiaries is required to procure, make or file any consent, approval or authorization of, or any notice to, of filing, registration or qualification with, any court or administrative or governmental body in order to execute and deliver this Agreement and the Notes and to perform its obligations hereunder and under any and all Transaction Documents.

     4.16. Restrictions

          Except for the restrictions contained herein or under applicable law, there will be no restrictions upon the Notes (including any restrictions set forth in any existing shareholder agreement), with the exception of any restrictions contained in the Noteholders Agreement, the Director Agreement and the Registration Rights Agreement.

     4.17. Capitalization

          The authorized, issued and outstanding Capital Stock of Holdings is as set forth in Schedule 4.17 hereof under "Capitalization." All of the outstanding shares of Capital Stock of Holdings are duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 4.17, neither of the Obligors nor any of the Material Subsidiaries has outstanding any securities convertible into or exchangeable for any of its Capital Stock nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock. Subject to the provisions of Section 9.7, all shares of Conversion Stock will, when issued in accordance with the terms of this Agreement and the Notes, be duly and validly issued, fully paid and non-assessable and free from all Liens (other than any Liens created by Holders).

     4.18. Seniority of Notes

          The Notes shall rank equal to all Indebtedness incurred by the Obligors pursuant to the Concurrent Financing Transactions and all Indebtedness of the Company under the Prior Indenture. Except as disclosed on Schedule 4.18, the Notes shall rank senior to all other existing Indebtedness of the Obligors as of the date of issuance of the Notes.

     4.19. Material Events

          Except as disclosed in the Exchange Act Filings and the Offering Circular, since September 30, 2002, there has not been with respect to Holdings or any of its Material Subsidiaries:

          (a) any event which could reasonably be expected to result in a Material Adverse Effect; or

          (b) any damages, destruction or loss to the properties or assets of either of the Obligors or any of the Material Subsidiaries, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect or that in the aggregate exceeds $100,000; or

          (c) any loss or waiver by either of the Obligors or any of the Material Subsidiaries of any right, not in the ordinary course of business, or any material debt owed to any of them; or

          (d) other than the sales of assets in the ordinary course of business (including pursuant to sale leaseback transactions), any sale, transfer or other disposition of, or agreements to sell, transfer or otherwise dispose of, any assets by either of the Obligors or any of the Material Subsidiaries in excess of $100,000 in the aggregate, or any cancellation or agreement to cancel any debt or claims of either of the Obligors or any of the Material Subsidiaries; or

          (e) any declaration or setting aside or payment of any dividend (whether in cash, property or stock) or any distribution (whether in cash, property or stock) or other payment with respect to any of the Capital Stock of either of the Obligors or any of the Material Subsidiaries, or any repurchase, purchase or other acquisition of, or agreement to repurchase, purchase or otherwise acquire, any Capital Stock of either of the Obligors or any of the Material Subsidiaries; or

          (f) any amendment or termination of any contract, agreement or license to which either of the Obligors or any of the Material Subsidiaries is a party or by which it is bound, except where such amendment or termination could not be reasonably expected to have a Material Adverse Effect; or

          (g) any resignation or termination or employment of any key employee, and there is no impending or threatened resignation or termination or terminations of employment of any key employee; or

          (h) any labor dispute (including any negotiation, or request for negotiation, for any labor representation or any labor contract) affecting either of the Obligors or any of the Material Subsidiaries; or

          (i) any application of any existing (or the enactment of any new) environmental law or personnel, product safety law or other governmental regulation that has or which could reasonably be expected to have a Material Adverse Effect.

     4.20. Financial Statements

          The financial statements and schedules of Holdings and its consolidated subsidiaries included in the Exchange Act Filings comply as to form in all material respects with applicable accounting requirements and present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Holdings and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments).

          The financial statements and schedules of the Company and its consolidated subsidiaries included in the Exchange Act Filings comply as to form in all material respects with applicable accounting requirements and present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments).

     4.21. No Undisclosed Fees

          Except as disclosed on Schedule 4.21, there are no fees or payments to be made by either Obligor to bankers, brokers or agents with regard to the issue and delivery of the Notes or the transactions contemplated by the Concurrent Financing Transactions.

     4.22. No Transactions with Affiliates

          Neither of the Obligors nor any of the Material Subsidiaries is presently party to any material transaction with an Affiliate thereof on terms any less favorable to such Obligor or Material Subsidiary than would have been obtainable in arm's length dealing with a Person not an Affiliate.

     4.23. Registration Rights

          Except as disclosed on Schedule 4.23, there are no contracts, agreements or understandings between Holdings and any other Person granting such Person the right to require Holdings to file a registration statement under the Securities Act with respect to any securities that Holdings owned or to be owned by such a Person or to require Holdings to include such securities in the securities registered pursuant to any of the registration statements filed by Holdings under the Securities Act.

     4.24. Private Placement

          Neither of the Obligors nor any Person acting on such Obligor's behalf has sold or offered to sell or solicited any offer to buy the Notes by means of any form of general solicitation or advertising. Neither of the Obligors nor any of its Affiliates nor any Person acting on such Obligor's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of an exemption from registration under the Securities Act in connection with the offer and sale of the Notes as contemplated hereby or (ii) cause the offering of the Notes pursuant to this Agreement to be integrated with other securities offerings by such Obligor (including any such offering contemplated by the Concurrent Financing Transactions) for purposes of any applicable law, regulation or shareholder approval provisions, including under the rules and regulations of the Nasdaq Stock Market.

     4.25. Acknowledgement Regarding Investors' Purchases of Notes

          The Obligors acknowledge and agree that each of the Investors is acting solely in the capacity of an arm's-length purchaser with respect to this Agreement and the transactions contemplated hereby. The Obligors further acknowledge that no Investor is acting as a financial advisor or fiduciary of the Obligors (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors' purchase of the Notes. Each Obligor further represents to each Investor that its decision to enter into this Agreement has been based solely on its independent evaluation and the independent evaluation of its representatives.

5.   Representations and Warranties of the Investors

          Each of the Investors, severally and not jointly and as to itself only, represents and warrants to and agrees with each Obligor that as of December 21, 2002:

     5.1. Risks of Investment

          Its management recognizes that the purchase of a Note and any securities which may be issued in payment of interest on or upon the Conversion thereof (collectively, the "Securities") involves a high degree of risk including the following: (i) an investment in the Obligors is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Obligors and purchasing the Securities; (ii) the Investor may not be able to liquidate its investment; (iii) transferability of the Securities is restricted; (iv) in the event of a disposition of the Securities, the Investor could sustain the loss of its entire investment; and (v) the Obligors do not anticipate the payment of dividends in the foreseeable future.

     5.2. Investment Experience

          Its management has prior investment experience, including investment in securities which are traded on the Nasdaq National Market. To the extent it has deemed appropriate, the Investor has retained and relied upon professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of Notes hereunder.

     5.3. Ability to Bear Risk

          By reason of its management's business or financial experience, the Investor has the capacity to protect its own interests in connection with the transaction contemplated hereby, and is able to bear the economic risk which it hereby assumes.

     5.4. Receipt and Review of Documentation

          Its management has been furnished by the Obligors during the course of this transaction with information regarding the Obligors which such Investor's management has requested, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Obligors concerning the terms and conditions of the Securities, and has received any additional information which its management has requested.

     5.5. Acquisition for Own Account

          The Investor is acquiring the Securities for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

     5.6. No Public Market; Rule 144

          (a) Its management understands that there currently is no public market for the Notes. Its management understands and hereby acknowledges that the Obligors are under no obligation to register the Notes under the Securities Act or any state securities or "blue sky" laws.

          (b) The Investor's management acknowledges and agrees that the shares of Class A Common Stock the Investor may receive upon a Conversion of Notes must be held indefinitely unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Holdings, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

     5.7. Organization, Good Standing, Corporate Authority

          It (other than an individual Investor) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with requisite corporate or partnership power and authority to enter into this Agreement and the Transaction Documents to which it is to be a party and to consummate the transactions contemplated hereby and thereby, including the purchase of the Notes to be acquired by it hereunder.

     5.8. Due Authorization

          The execution and delivery of, and the performance by the Investor of its obligations under, this Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized and, upon execution and delivery thereof, this Agreement and the other Transaction Documents to which it is a party will constitute the legal, valid, binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     5.9. Qualified Institutional Buyer, Accredited Investor

          It is:

          (a) a Qualified Institutional Buyer, an institutional Accredited Investor, or an Accredited Investor, as will be indicated to the Obligors in writing prior to the Closing, and

          (b) aware that the sale of Securities to it is being made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     5.10. Acknowledgement Regarding Investors' Purchases of Notes

          It acknowledges that it is not relying upon any person, firm or corporation other than the Obligors in making its investment or decision to invest in the Notes. It represents to each of the other Investors that it has been solely responsible for its own "due diligence" investigation of the Obligors and their respective management personnel and businesses, and for its own analysis of the merits and risks of this investment. It agrees that no Investor nor the respective controlling persons, officers, directors, shareholders, investors partners, agents or employees of any such Investor shall be liable to any other Investor for any actions taken in connection with the purchase of Notes in accordance with the terms of this Agreement.

     5.11 No Net Short Positions

          As of December 21, 2002 through the time of filing of a Current Report on Form 8-K on the Business Day succeeding December 21, 2002 (as contemplated by the first sentence of Section 7.21 hereof), it has no Net Short Position (as defined in Section 7.17), without giving any effect to the proposed purchase of Notes contemplated hereby.

6.   Restrictions on Transfer

          (a) Each of the Investors party to the Noteholders Agreement agrees, and each subsequent Holder of the Securities by its acceptance thereof will agree (to the extent bound by the terms of the Noteholders Agreement), to offer, sell or otherwise transfer such Securities only in compliance with the terms and conditions set forth in the Noteholders Agreement. Each Investor acknowledges that each certificate representing Securities will contain a legend substantially to the following effect:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

Certificates evidencing Securities shall not be required to contain such legend
(i) following any sale of such Securities pursuant to an effective registration statement covering the resale of such Securities under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 under the Securities Act, (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not, in the opinion of counsel to Holdings, required in the circumstances under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).

          (b) In addition, each Investor party to the Noteholders Agreement acknowledges that each certificate issued to such Investor to represent Securities will contain a legend substantially to the following effect:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN SHAREHOLDERS AND NOTEHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE SHAREHOLDERS AND NOTEHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF XM SATELLITE RADIO INC. AND XM SATELLITE RADIO HOLDINGS INC.

Upon termination of the Noteholders Agreement, the Obligors shall remove the applicable legend from the certificate(s) representing such Securities promptly upon request of the Holder thereof and shall promptly deliver replacement certificate(s) to such Holder.

7.   Covenants

          The Obligors hereby covenant and agree with each Investor as follows, it being understood that prior to the Closing only those covenants specified in Sections 7.2, 7.18, 7.19, 7.21 and 7.23 shall be in effect.

     7.1. Payment of Notes and Maintenance of Office

          The Obligors will punctually pay or cause to be paid the principal, premium (if any) and interest due in respect of each Note according to the terms thereof and hereof and will maintain an office within the continental boundaries of the United States of America where notices, presentations and demands in respect of this Agreement and the Notes may be made upon them and will notify the Holders of such Notes of any change of location of such office. Such office is presently maintained at 1500 Eckington Place, NE, Washington, DC 20002.

     7.2. Reports

          So long as any Notes are outstanding, each of the Obligors shall file with the SEC, within the time periods specified in the SEC's rules and regulations, periodic reports on Forms 10-Q, 10-K and 8-K (or any successor forms). If at any time an Obligor is not required to file such reports, such Obligor (as the case may be) shall furnish to the Holders within such time periods: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if such Obligor were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial statements only, a report thereon by the certified independent accountants of such Obligor and (ii) all information that would be required to be filed with the SEC on Form 8-K if such Obligor were required to file such reports.

     7.3. Taxes

          Each of the Obligors shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     7.4. Stay, Extension and Usury Laws

          Each of the Obligors and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Obligors and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any rights of the Holders, but shall suffer and permit the execution of every such right as though no such law has been enacted. Notwithstanding any provision to the contrary contained in any Note or Transaction Document, it is expressly agreed and provided that the total liability of the Obligors under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law, and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Obligors may be obligated to pay under the Notes exceed such maximum lawful rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to December 21, 2002, the new maximum contract rate of interest allowed by law will be the maximum lawful rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the maximum lawful rate is paid by the Obligors to any Investor with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Obligors, the manner of handling such excess to be at such Investor's election.

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

     7.5  Intentionally Deleted

     7.6. Intentionally Deleted

     7.7. Intentionally Deleted

     7.8. Intentionally Deleted

     7.9. Intentionally Deleted

     7.10. Intentionally Deleted

     7.11. Corporate Existence

          Subject to Section 8.11 of the Noteholders Agreement, each Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Material Subsidiaries, in accordance with the respective organizational documents thereof (as the same may be amended from time to time) and (ii) the rights (charter and statutory), licenses and franchises thereof; provided, however, that neither Obligor shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Material Subsidiaries, if the Board of Directors of such Obligor, shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligor, taken as a whole with its Subsidiaries, and that the loss thereof is not adverse in any material respect to the Holders of the Notes; provided further, that nothing in this
Section 7.11 shall prohibit a Parent Company Merger.

     7.12. Intentionally Deleted

     7.13. Intentionally Deleted

     7.14. Intentionally Deleted

     7.15. Intentionally Deleted

     7.16. Intentionally Deleted

     7.17. Certain Trading Limitations

          For so long as an Investor holds at least $10,000,000 in principal amount at maturity of the Notes originally purchased by such Investor under this Agreement, such Investor agrees that it will not enter into any Short Sales. For purposes of this Section 7.17, a "Short Sale" by an Investor means to sell, contract to sell, grant any option to purchase, or make any short sale of Class A Common Stock, establish a "put equivalent position" (as such term is defined in Rule 16a-1(h) under the Exchange Act) or engage in any transaction the result of which will involve any of the foregoing, at a time when such Investor has no equivalent offsetting long position in Class A Common Stock or preferred stock or indebtedness convertible into Class A Common Stock (a "Net Short Position"). For purposes of determining whether an Investor has an equivalent offsetting long position in Class A Common Stock, all Class A Common Stock held by such Investor, all Conversion Stock that would be issuable upon Conversion in full of all Notes then held by such Investor (assuming that such Notes were then fully Convertible, notwithstanding any provisions to the contrary, and giving effect to any Conversion Price adjustments scheduled to take effect in the future) and all shares of Class A Common Stock issuable upon conversion of Holdings' outstanding preferred stock and Holdings' outstanding 7.75% Convertible Subordinated Notes, exercise of any call option or "call equivalent position" (as defined in Rule 16a-1(b) under the Exchange Act) held by such Investor (assuming that such call position was then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Investor. For purposes of this Section 7.17, the term "Investor" includes an Investor and its Affiliates and Related Parties.

     7.18 Payments for Consent

          Neither Obligor nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement, the Noteholders Agreement, the Director Agreement or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     7.19. Hart-Scott-Rodino

          (a) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include any necessary filings under the HSR Act and under the competition laws of any other jurisdiction), and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents and each Party will keep the other apprised of the status of significant matters relating to contemplation of the transactions contemplated hereby and thereby.

          (b) Each of the Parties shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the transactions contemplated hereby and by the other Transaction Documents under antitrust laws, including, if applicable, the HSR Act. In the event a suit is threatened or instituted challenging any of the transactions contemplated hereby and thereby as violative of antitrust laws, each of the Parties shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. The Parties shall use their reasonable best efforts to take such action as may be required by: (a) the DOJ or the FTC in order to resolve such objections as either of them may have to such transaction under antitrust laws, or (b) any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging such transactions as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of such transactions. Reasonable best efforts shall not include the willingness of an Obligor to accept an order (1) agreeing to the divestiture, or the holding separate, of any assets of Holdings or its Subsidiaries or (2) restricting the conduct of the Obligors in a manner that Holdings reasonably determines to be material to Holdings and its Subsidiaries, taken as a whole.

     7.20. Pledges of Securities

          The Obligors acknowledge and agree that a Holder may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval of either of the Obligors, and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith except as required by applicable law. Further, no notice shall be required of such pledge. At the appropriate Holder's expense, the Obligors will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

                                       33

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     7.21. Securities Law Disclosure; Publicity

          The Obligors shall, within one Business Day after each of December 21, 2002 and the Closing Date, file a Current Report on Form 8-K disclosing material terms of the transactions contemplated hereby. After December 21, 2002, the Obligors shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby. Neither of the Obligors nor any Person acting on its behalf will provide any Holder (other than in connection with service by a designee of such Holder as a director or board observer under the Director Agreement or the Noteholders Agreement) with material, nonpublic information about the Obligors unless such Holder consents to receive such information in writing in advance even if otherwise required pursuant to the terms of any Transaction Document.

     7.22. Reimbursement

          Each of the Obligors, jointly and severally, shall indemnify and hold harmless each Holder and any of its Affiliates or Related Parties from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including costs of preparation of legal action and reasonable attorneys' fees, as incurred, arising out of or relating to any breach by either of the Obligors of any of the representations, warranties or covenants made by either of the Obligors in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The indemnification obligations of the Obligors under this Section 7.23 shall be in addition to any liability that they may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Holders and any such Related Parties. In no event shall the liability of either of the Obligors under this Section 7.23 to a Holder or its Related Parties exceed the total Initial Value paid by the Holder under this Agreement. If either of the Obligors breaches its obligations under this Agreement or any Transaction Document, then, in addition to any other liabilities either of the Obligors may have under this Agreement or any Transaction Document or applicable law, the Obligors shall pay or reimburse the Holders on demand for all costs of collection and enforcement (including reasonable attorney's fees and expenses). Without limiting the generality of the foregoing, each of the Obligors specifically agrees to reimburse the Holders on demand for all costs of enforcing the indemnification obligations in this
Section 7.23. The rights of the Holders under this paragraph do not transfer automatically upon transfer of the Notes, and may be transferred only by an Investor delivering a written notice to such effect to the Obligors at or prior to the transfer.

     7.23. Avoidance of Conflicts

          The Parties agree that notwithstanding anything else to the contrary set forth herein, the covenants set forth in Sections 8.1 and 8.3 of the Noteholders Agreement shall not restrict Holdings from complying with its letter agreement with BayStar Group included in the Concurrent Financing Transactions.

     7.24 Indenture Compliance

          The Obligors will cause the Company to comply with the covenants set forth in Sections 4.07 through 4.12, 4.14 through 4.16, 4.18 and 5.01 of the Indenture.

8.   Defaults and Remedies

     8.1. Events of Default

          An "Event of Default" occurs if:

          (a) the Obligors default in the payment when due of interest on the Notes and such default continues for a period of 30 days;

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

          (b) the Obligors default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

          (c) the Obligors default in the performance, or breach the provisions of Section 8.11 of the Noteholders Agreement, the Obligors fail to make or consummate a Change of Control Offer in accordance with the provisions of
Section 8.7 of the Noteholders Agreement or the Obligors fail to make or consummate an Asset Sale Offer in accordance with the provisions of Section 8.4 of the Noteholders Agreement;

          (d) an Obligor or any of its Subsidiaries fails to observe or perform any other covenant or other agreement in this Agreement, the Notes or either of the Security Agreements for 60 days after notice to such Obligor by the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding;

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Obligor or any of its Material Subsidiaries (or the payment of which is guaranteed by an Obligor or any of its Material Subsidiaries), whether such Indebtedness or guarantee now exists or is created after December 21, 2002, which default results in the acceleration of such Indebtedness prior to its Stated Maturity or is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

          (f) a final nonappealable judgment or final nonappealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against an Obligor or any of its Material Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10,000,000 (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing); or a final nonappealable judgment or final nonappealable judgments for the payment of money or for the rescission of the sale of securities of either of the Obligors are entered by a court or courts of competent jurisdiction against either of the Obligors, or either of the Obligors enters into a settlement arrangement that includes the redemption, repurchase or cancellation of any securities of either of the Obligors, in either case with respect to an action filed by a security holder of either of the Obligors (other than a Holder of Notes in its capacity as such) alleging that such Obligor violated Section 5 of the Securities Act in connection with the offering and sale of the Notes hereunder or the offering and sale of any of the Concurrent Financing Transactions Issuances;

          (g) an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) generally can not pay its debts as they become due;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (ii) appoints a custodian of an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (iii) orders the liquidation of an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

          (i) an Obligor or Material Subsidiary shall breach any material representation, warranty or agreement set forth in either of the Security Agreements or shall repudiate any of its obligations under either of the Security Agreements, or either of the Security Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or

          (j) any Agreement Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except pursuant to its terms), or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Agreement Guarantee.

          The Obligors shall deliver written notice to the Holders within five days after any Officer of either Obligor has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would become an Event of Default under this Section 8.1.

     8.2. Acceleration

          If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 8.1 hereof with respect to an Obligor, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Accreted Value of the Notes, together with any premium and accrued interest thereon, shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 8.1 hereof occurs with respect to an Obligor, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or any Material Subsidiary thereof, the Accreted Value of all outstanding Notes, together with any premium and accrued interest thereon, shall be due and payable immediately without further action or notice. The Majority Holders may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of Accreted Value, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     8.3. Other Remedies

          If an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of the Accreted Value of, and any premium or accrued interest on, the Notes or to enforce the performance of any provision of the Notes, this Agreement, the Agreement Guarantees and the Security Agreements (subject to the Intercreditor Agreements).

          A Holder may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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

     8.4. Waiver of Past Defaults

          The Majority Holders may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the Accreted Value of, or any premium or accrued interest on, the Notes (including in connection with an offer to purchase), provided, however, that the Majority Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     8.5. Control by Majority

          The Majority Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holders or exercising any trust or power conferred on them.

     8.6. Rights of Holders of Notes to Receive Payment

          Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of Accreted Value of, and any premium or accrued interest on, the Note on the Stated Maturity expressed in the Note or this Agreement (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Agreement upon any property subject to such Lien.

9.   Conversion Provisions

     9.1. Conversion at Option of Holders

          Each Holder shall have the right, at its option, at any time, subject to the terms and provisions of this Agreement, as applicable, to Convert the Accreted Value of each of its Notes or any portion thereof held by such Holder (together with interest accrued and any premium on such Note or portion thereof to be Converted) into shares of Conversion Stock at the Conversion Price, promptly after surrender of such Note, accompanied by written notice of Conversion (with respect to such Conversion, a "Conversion Notice") specifying the Accreted Value thereof to be Converted (together with such interest and premium) duly executed, to Holdings at any time during usual business hours at the office of Holdings at, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing. Notwithstanding the foregoing, no Holder may Convert the Accreted Value of its Notes or any portion thereof held by such Holder (together with interest accrued and any premium on such Note or portion thereof to be Converted) if such proposed Conversion would constitute or result in an assignment of any FCC license of the FCC License Subsidiary or any change of control (whether de jure or de facto) of the FCC License Subsidiary or the exercise of any voting rights relating to the stock of the FCC License Subsidiary or the Company if such assignment or change of control or exercise of voting rights would require, under then existing law, the prior approval of the FCC, without first obtaining such prior approval of the FCC. Notwithstanding any other provision of this Agreement or the Notes, if a Conversion of a Note is to be made in connection with a sale of Holdings or other event, such Conversion may, at the election of any Holder tendering such Note for Conversion, be expressly conditioned upon the consummation of such other event, in which case such conversion shall not be deemed to be effective until the consummation or occurrence of such other event. The date on which a Conversion Notice is delivered to Holdings (as determined in accordance with Section 17 hereof) shall be the "Conversion Date" with respect thereto. Subject to Section 9.7(b) hereof, but not withstanding any other provision of this Agreement or the

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

Notes, a Holder may Convert its Notes into Class A Common Stock only to the extent shares of Class A Common Stock have been reserved by Holdings for issuance upon such Conversion.

     9.2. Conversion at Option of Obligors

          The Obligors may, at any time on or after the fourth anniversary of the Closing Date, require the Holders to Convert the Accreted Value of all, but not less than all, of the Notes (together with any premium and accrued interest thereon) into shares of Conversion Stock at the Conversion Price if each of the following conditions is met:

          (a) shares of the Class A Common Stock shall have traded on the Nasdaq National Market or a national securities exchange during each of the 30 Trading Days immediately preceding the Determination Date (as defined below);

          (b) on each of the 30 Trading Days immediately prior to the Determination Date, shares of Class A Common Stock shall have traded at a price in excess of 200% of the Conversion Price then in effect;

          (c) Holdings shall have reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which Holdings reports its financial results, as set forth in consolidated financial statements contained in Holdings' SEC reports for such quarterly period, which financial statements shall have been reviewed (or audited in the case of an annual report) by the certified independent accountants of Holdings;

          (d) immediately following such Conversion, the aggregate amount of Indebtedness of Holdings and its Subsidiaries on a consolidated basis shall be less than $250,000,000; and

          (e) no shares of Series C Preferred Stock shall remain outstanding.

The Obligors may require a Conversion pursuant to this Section 9.2 by delivering irrevocable written notice of such election to the Holders (with respect to such Conversion, such notice is referred to herein as a "Conversion Notice" and the date on which the Conversion Notice is sent is referred to herein as the "Determination Date"), and the fifth Trading Day after the date any such Conversion Notice is delivered to the Holders (as determined in accordance with Section 17 hereof) will be the "Conversion Date" for such required Conversion. Promptly upon receipt of a Conversion Notice pursuant to this Section 9.2, each Holder shall surrender its Note or Notes to Holdings at a time during usual business hours at the office of Holdings, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing.

     9.3. Issuance of Certificates

          Holdings and the Holder surrendering a Note for Conversion, in whole or in part, in a transaction that would be reportable under the HSR Act or that would require approval by any Governmental Entity, shall promptly make all filings which may be required in connection with such Conversion under the HSR Act and other applicable laws, rules or regulations. Holdings and any such Holder shall provide each other with such necessary information and assistance as may reasonably be requested in connection with such filings. As promptly as practicable after the surrender of a Note for Conversion (or, if applicable, the specified waiting period under the HSR Act and receipt of other required approvals from Governmental Entities), as provided in Section 9.1 or 9.2 hereof (but in no event later than three Trading Days after such surrender, in the absence of any HSR waiting period or other required approvals from Governmental Entities), Holdings at its expense shall deliver or cause to be delivered at its principal office to or upon the written order of the Holder of such Note so surrendered (a) certificates bearing, if required by the terms hereof, the restrictive legends set forth in Section 6 hereof, representing the number of fully paid and non-assessable shares of Conversion Stock into which such Note is being Converted in accordance with the provisions hereof, and (b) a Note, registered in the name of such Holder, representing the portion of the principal amount, if any, of the surrendered Note that is not attributable to the Accreted Value being Converted at such time, dated so that there will be no loss of interest on such principal amount and otherwise of like tenor. Subject to the following provisions of this Section 9.3, such Conversion shall be deemed to have been made at the close of business on the Conversion Date (or, if applicable, the expiration of the specified waiting period under the HSR Act), so that (i) the rights of the Holder of such Note as a Holder shall cease at such time with respect to the Accreted Value being Converted, (ii) there shall be no loss of interest on the portion of the principal amount of any surrendered Note that is not attributable to the Accreted Value being Converted and (iii) the Person entitled to receive the shares of Conversion Stock upon Conversion of such Note shall be treated for all purposes as having become the record holder or holders of such shares of Conversion Stock at such time; provided, however, that no such surrender on any date when the stock transfer books of Holdings shall be closed shall be effective to constitute the Person entitled to receive the shares of Conversion Stock upon such Conversion as the record Holder of such shares of Conversion Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Conversion Stock as the record Holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

     9.4. No Fractional Shares

          If, but for the provisions of this Section 9.4, the Conversion of any Note for Conversion Stock were to result in the issuance by Holdings of a fraction of a share of Class A Common Stock, Holdings, at its option, shall either (a) round up such fraction to the nearest whole share, or (b) pay an amount in cash equal to the product of (i) such fraction, multiplied by (ii) the Fair Market Value of a share of Class A Common Stock on the date of the Conversion notice, computed to the nearest whole cent, in lieu of issuing a fractional share.

     9.5. Merger of Holdings

          In case of any consolidation with or merger of Holdings with another corporation, or in case of any sale, lease or conveyance to another corporation of the property of Holdings as an entirety or substantially as an entirety, a Holder shall have the right thereafter to exchange any Notes for the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, lease or conveyance by a Holder of the number of shares of Conversion Stock of Holdings into which such Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance. Holdings shall not effect any such consolidation, merger, sale, lease or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation (if other than Holdings) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such property shall assume, by written instrument executed and mailed or delivered to the Holders at the last address of such Holders appearing on the books of Holdings, the obligation to deliver to such Holders such securities, property or cash as, in accordance with the foregoing provisions, such Holders may be entitled to acquire upon Conversion.

     9.6. Reclassification of Class A Common Stock

          In case of any reclassification, stock split, subdivision, dividend or distribution payable in shares of Class A Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Class A Common Stock), or similar recapitalization or event with respect to shares of Class A Common Stock (other than a change in par value, or from par value to no par value, but including any change in the shares of Class A Common Stock into two or more classes or series of shares) or in case of any consolidation or merger of another corporation into Holdings in which Holdings is the surviving corporation and in which there is a reclassification or change of the shares of Class A Common Stock (other than a change in par value, or from par value to no par value, but including any change in the shares of Class A Common Stock into two or more classes or series of shares), Holdings shall provide that the Holders shall have the right thereafter to Convert the Notes into the kind and amount of shares of stock and other securities and property or cash receivable upon such reclassification or similar recapitalization or event or such consolidation or merger ("Reclassified Securities") by a holder of the number of shares of Class A Common Stock into which the Notes might have been Converted immediately prior to such reclassification or similar recapitalization or event of such consolidation or merger. The above provisions hereof shall similarly apply to successive reclassifications and changes of shares of Class A

Common Stock and to successive consolidations, mergers, sales or conveyances involving such reclassifications and changes of shares of Class A Common Stock. Holdings shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than Holdings) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the Holders at the last address of such Holders appearing on the books of Holdings, the obligation to deliver to such Holders such Reclassified Securities as, in accordance with the foregoing provisions, such Holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

     9.7. Reservation of Class A Common Stock

          (a) Holdings shall have reserved 40,000,000 shares of Class A Common Stock for issuance as Conversion Stock as of the Closing, which will be sufficient to allow $127,200,000 in Initial Value of Notes to be Converted, less the number of shares needed (if any) under the letter agreement between Holdings and BayStar Group. Holdings will seek shareholder approval at its next shareholders meeting to amend its certificate of incorporation to increase the number of shares of its authorized Class A Common Stock to 600,000,000. Holdings covenants that it will, immediately following receipt of such shareholder approval, reserve and keep available out of its authorized Class A Common Stock, a sufficient number of shares for the purposes of issuance upon Conversion of all or any portion of such Notes which the Holders may Convert as provided in
Section 9.2 herein. Such shareholders meeting shall in any event be held within six months after the Closing Date. Holdings covenants that all shares of Class A Common Stock which shall be so issuable shall be duly and validly issued and fully paid and non-assessable, free from preemptive or similar rights on the part of the holders of any shares of Capital Stock or securities of Holdings, and free from all Liens or other charges with respect to the issuance thereof. Holdings will take all such action as may be necessary to assure that such shares of Class A Common Stock are approved for listing on the Nasdaq Stock Market (subject to notice of issuance) and generally may be so issued without violation by the Company of any applicable law or regulation, or of any requirements of the Nasdaq Stock Market or any domestic securities exchange or other public trading market upon which the Class A Common Stock may be listed or quoted.

          (b) If, at the time any Holder requests a Conversion of any of the Notes in compliance with Section 9.1, and Holdings does not have available a sufficient number of authorized but unissued shares of Class A Common Stock to effect such Conversion, within three Business Days after such notice, (i) Holdings shall issue such number of shares of Class A Common Stock as it has available and (ii) the Obligors shall pay to such Holder in cash, as liquidated damages and not as a penalty, an amount equal to (A) the number of shares of Class A Common Stock to have been issued upon such Conversion in excess of the number of shares of Class A Common Stock actually issued upon such Conversion, multiplied by the Fair Market Value per share of Class A Common Stock on the date of such notice. Upon complying with the foregoing requirements, Holdings shall have no further obligation to issue or deliver the shares of Class A Common Stock to have been issued upon such Conversion, or to take any other actions specified in Section 9 relating to such Conversion.

     9.8. Taxes

          The issuance of certificates for shares of Conversion Stock upon the Conversion of any Note shall be made without charge to the Holder for any Tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name as may be directed by, the Holder of such Note; provided, however, that Holdings shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of such Note, and Holdings shall not be required to issue or deliver such certificates unless or until the Person or Persons requiring the issuance thereof shall have paid to Holdings the amount of such Tax or shall have established to the satisfaction of Holdings that such Tax has been paid. The Holder shall be responsible for the payment of all applicable income Taxes in connection with the Conversion of a Note.

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     9.9. No Rights or Liabilities as Stockholders

          No Note shall entitle any Holder thereof to any of the rights of a stockholder of Holdings. No provision of this Agreement or of any Note, in the absence of the actual Conversion of such Note or any part thereof by the Holder thereof into Conversion Stock issuable upon such Conversion shall give rise to any liability on the part of such Holder as a stockholder of Holdings, whether such liability shall be asserted by Holdings or by creditors of Holdings.

     9.10. Limitation on Conversion

          Notwithstanding the provisions of Section 9.1 hereof, the number of shares of Class A Common Stock that may be acquired by a Holder upon any Conversion of Notes shall be limited to the extent necessary to ensure that, following such exercise, the total number of shares of Class A Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Class A Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "Limiting Percentage") of the total number of issued and outstanding shares of Class A Common Stock (including for such purpose the shares of Class A Common Stock issuable upon such Conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section 9.10 and determined that issuance of the full number of shares of Class A Common Stock requested in such Conversion Notice is permitted under this Section 9.10. Holdings' obligation to issue shares of Class A Common Stock in excess of the limitation referred to in this Section 9.10 shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Class A Common Stock may be issued in compliance with such limitation. By written notice to the Obligors at any time on or after December 21, 2002, a Holder may waive the provisions of this Section 9.10 or increase or decrease such limitation percentage to any other percentage specified in such notice, but not exceeding 9.999%. Any such waiver or increase will not be effective until the sixty-first day after such notice is delivered to the Obligors, provided, that any such waiver or increase delivered prior to or at the Closing will take effect as of the Closing. Any such waiver, increase or decrease will apply only to such Holder and not to any other Holder. Notwithstanding the foregoing, an Investor may elect to have the limitations of this Section 9.10 in their entirety not apply to such Investor and its subsequent transferees at any and all times by delivering, or causing to be delivered, a written notice to such effect to the Obligors at or prior to the Closing.

10.  Registration, Transfer and Substitution of Notes

     10.1. Note Register

          The Obligors will keep at their principal office a register in which the Obligors will provide for the registration of the Notes and the registration of transfers of the Notes. The Obligors may treat the Person in whose name the
Note is registered on such register as the owner and holder thereof (the "Holder") for the purpose of receiving payment of the principal of and interest on the Note and for all other purposes, whether or not the Note shall be overdue, and the Obligors shall not be affected by any notice to the contrary. The Obligors will provide the Collateral Agent with a copy of their Note register semi-annually on each June 15 and December 15, or at any other time upon the written request of the Collateral Agent.

     10.2. Transfer and Conversion of Notes

          Upon surrender of one or more Notes for registration of transfer or for exchange to the Obligors at their principal office with evidence that all applicable transfer taxes have been paid, the Obligors at their expense will execute and deliver in exchange therefore one or more Notes in the aggregate unpaid principal amount(s) of such surrendered Note(s). Each such new Note shall be registered in the name of such Person, or its nominee, as such Holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

     10.3. Replacement of Notes

          Upon receipt of evidence reasonably satisfactory to the Obligors of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount and form as the Obligors may determine (or of an indemnity agreement from the Holder reasonably satisfactory to the Obligors), or, in the case of any such mutilation, upon the surrender of such Holder for cancellation to the Company at its principal office, the Obligors at their expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Obligors shall not be deemed to be an outstanding Note for any purpose of this Agreement.

11.  Guarantees

     11.1. Execution and Delivery of Agreement Guarantees

          The Obligors shall cause XM Leasing Subsidiary to execute and deliver at the Closing to each Holder of a Note an Agreement Guarantee substantially in the form included in Exhibit F hereto, duly executed on behalf of XM Leasing Subsidiary by an Officer thereof. The Obligors shall further cause any Person that becomes, as a result of its acquisition by an Obligor or by a Subsidiary of an Obligor or otherwise, a Material Subsidiary at any time after the Closing Date to execute and deliver reasonably promptly after such event to each Holder of a then outstanding Note an Agreement Guarantee substantially in the form included in Exhibit F hereto, duly executed on behalf of such Material Subsidiary by an Officer thereof. Notwithstanding the foregoing and subject to the provisions set forth in the succeeding paragraph, the Obligors shall cause:

          (a) XM Capital Subsidiary to execute and deliver an Agreement Guarantee only in the event that XM Capital Subsidiary continues to constitute a Material Subsidiary on the date six months after the Closing Date or becomes a Material Subsidiary as of any date thereafter;

          (b) XM Building Subsidiary to execute and deliver an Agreement Guarantee only as of the date, if any, as of which (i) XM Building Subsidiary becomes a Material Subsidiary and the existing mortgage on the real property located at 1500 Eckington Place, NE, Washington, DC and related improvements (or any successor mortgage) shall not, in the reasonable opinion of the Obligors, prohibit the grant to the Noteholders of a security interest in the Capital Stock or assets of XM Building Subsidiary or (ii) XM Building Subsidiary constitutes a Material Subsidiary without giving effect to its ownership of the real property located at 1500 Eckington Place, NE, Washington, DC and related improvements; and

          (c) FCC License Subsidiary to execute and deliver an Agreement Guarantee only in the event that FCC License Subsidiary constitutes a Material Subsidiary without giving effect to its ownership of the FCC licenses used in the transmission of the XM Radio Service.

          In addition:

          (A) Promptly after completing preparation of its consolidated financial statements for each fiscal quarter ending after the Closing Date, Holdings shall calculate, as of the final day of such fiscal quarter and in accordance with GAAP, the aggregate book value of the assets of all of its Subsidiaries excluding the value of the capital stock of the Subsidiaries, excluding (i) all assets of the Company, (ii) all assets of any Subsidiary Guarantors, (iii) the FCC licenses of FCC License Subsidiary used in the transmission of the XM Radio Service, (iv) the real property of XM Building Subsidiary located at 1500 Eckington Place, NE, Washington, DC and related improvements and (v) all assets of XM Capital Subsidiary, but only with respect to a fiscal quarter commencing on or after July 1, 2003 and only to the extent it is not a Subsidiary Guarantor as of such final day of such fiscal quarter. If the amount of such aggregate book value exceeds $10,000,000, Holdings shall cause one or more of its Subsidiaries to become additional Subsidiary Guarantors so that the aggregate book value of the assets of all of the Subsidiaries of Holdings, excluding assets described in the preceding clauses (i) through (v) (except to the extent such assets are owned by such additional Subsidiary Guarantors) as of such final day of such fiscal quarter shall be less than $10,000,000. Any such additional Subsidiary Guarantor will also constitute a Material Subsidiary.

          (B) If at any time a Subsidiary of either Obligor (other than a Subsidiary that has executed and delivered an Agreement Guarantee) Guarantees any Pari Passu Indebtedness, the Obligors shall cause such Subsidiary to become a Subsidiary Guarantor.

     11.2. Subsidiary Guarantors may Consolidate, Etc. on Certain Terms

          (a) Nothing contained in this Agreement, in any Agreement Guarantee or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into an Obligor or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to an Obligor or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Agreement Guarantee of the Subsidiary Guarantor being consolidated or merged or into an Obligor or such other Subsidiary Guarantor (or the assets of which are being so transferred) shall no longer have any force or effect.

          (b) Nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor, to a corporation other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same in the event that such consolidation, merger or transfer complies with the terms and conditions of this Agreement, the Notes, the Noteholders Agreement and any Agreement Guarantee.

     11.3. Releases Following Sale of Assets

          Concurrently with any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, in each case, in compliance with the terms hereof, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor) shall be released from and relieved of its obligations under its Agreement Guarantee and this Section 11, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 8.4 of the Noteholders Agreement. Any Subsidiary Guarantor not released from its obligations under its Agreement Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Agreement Guarantee as provided in this Section 11.

     11.4. Application of Certain Terms and Provisions to Holdings and the Subsidiary Guarantors

          (a) For purposes of any provision of this Agreement that provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate, the definitions of such terms in Section 1 shall apply to such Subsidiary Guarantor, as if references therein to the Company were references to such Subsidiary Guarantor.

          (b) Any notice or demand which by any provision of this Agreement is required or permitted to be given or served by the Holders of Notes to or on any Subsidiary Guarantor may be given or served as described in this Agreement as if references therein to the Obligors were references to such Subsidiary Guarantor.

12.  Security Agreements

     12.1. Security Agreements

          The due and punctual payment of the Accreted Value of, and any premium and interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Obligors to the Holders of Notes under this Agreement and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreements. The Company shall enter into at the Closing the FCC License Subsidiary Pledge Agreement. The Obligors shall, and shall cause XM Leasing Subsidiary to enter into at the Closing, and any other Subsidiary Guarantor to enter into concurrently with the execution and delivery of an Agreement Guarantee by such Subsidiary Guarantor, the General Security Agreement, the form of which is attached as Exhibit B hereto.

          Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreements and the Intercreditor Agreements (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent named in the Intercreditor Agreements to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Obligors shall do or cause to be done all such acts and things as may be required by the provisions of the Security Agreements, to assure and confirm to the Holders and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the Notes secured hereby, according to the intent and purposes herein and therein expressed.

     12.2. Release of Collateral

          (a) Collateral may be released only in accordance with the terms of the Security Agreements and the Intercreditor Agreements.

          (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Holders shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Agreements shall be effective as against the Holders of Notes.

          (c) The release of any Collateral from the terms of this Agreement and the Security Agreements shall not be deemed to impair the security under this Agreement in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Agreements.

13.  Conditions to Closing

     13.1 Conditions to Obligations of the Investors

          The obligation of each of the Investors to acquire Notes at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

          (a) The representations and warranties made by the Obligors in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date (unless any representation or warranty refers to a specific earlier date, in which case it shall have been true and correct in all material respects at such date).

          (b) All covenants, agreements and conditions to be performed by either of the Obligors or any Subsidiaries of the Obligors on or prior to the Closing contained in this Agreement and the other Transaction Documents to which either is a party shall have been performed or complied with in all material respects.

          (c) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement and the other Transaction Documents.

          (d) All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby and by the other Transaction Documents will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Closing in connection with the transactions contemplated hereby and thereby shall have been obtained.

          (e) There shall not be in effect any law, rule or regulation prohibiting or restricting such purchase or requiring any consent or approval of any Person which shall not have been obtained to issue the Notes (except as otherwise provided in this Agreement).

          (f) At least 90% of the principal amount of the Company's outstanding 14% Senior Secured Notes due 2010 shall have been exchanged as contemplated in clause (3) of the definition of Concurrent Financing Transactions.

          (g) The Concurrent Financing Transactions shall close on or prior to the Closing in the manner contemplated in the agreements governing such transactions (or, to the extent any such agreement has not been executed as of the time of delivery of this Agreement, in the manner contemplated in the most recent draft thereof provided to the Investors prior to the date of this Agreement) with all of the conditions therein satisfied or waived, provided that any such waiver shall be reasonably acceptable to the Supermajority Investors.

          (h) The Investors shall have received an opinion of counsel to the Obligors with respect to the legality of the Notes and such other matters as may be customary for transactions of this type, in form and substance reasonably satisfactory to the Investors.

          (i) Each of the Obligors and any other Person (other than an Investor) shall have entered into the Transaction Documents to which it is a party.

          (j) The Investors shall have received a completely executed copy of each of the Transaction Documents to which it is a party.

          (k) The aggregate Initial Value of Notes purchased at the Closing, together with the gross proceeds to Holdings of the sale of Class A Common Stock, if any, issued as contemplated by clause (6) of the definition of Concurrent Financing Transactions (collectively, the "Gross Proceeds"), shall not be less than $200,000,000.

          (l) Since December 21, 2002, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect. Trading in the Class A Common Stock shall not have been suspended by the SEC or the Nasdaq National Market (except for any suspension of trading of not more than one Business Day solely to permit dissemination of material information regarding the Obligors or a general suspension of trading on the Nasdaq National Market) at any time since December 21, 2002, and the Class A Common Stock shall have been at all times since December 21, 2002 listed for trading on the Nasdaq National Market.

          (m) Each of the Obligors shall have delivered to the Investors an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in clauses (a), (b) and (l) of this Section 13.1 have been fulfilled.

          Any of the preceding clauses (a), (b), (c), (d), (e), (h), (i), (j) and (m) may be waived in writing by the Majority Holders to the extent permitted by law. The written consent of the Supermajority Investors shall be required to waive the provisions of clauses (f), (g), (k) and (l) above, it being understood that a waiver of clause (k) shall not be cause for elimination or reduction of any Investor's obligation to close on its purchase of the aggregate purchase price as set forth opposite such Investor's name on Attachment 1, nor shall any such waiver constitute a waiver by the Obligors of any cause of action they might have against the breaching party, provided, however, that in the event that the Gross Proceeds would be less than $175,000,000, the provisions of clause (k) may be waived only by the consent of all Investors.

     13.2 Conditions to the Obligations of the Obligors

          The obligation of the Obligors to issue the Notes at the Closing is subject to the fulfillment on or prior to Closing of the following conditions, each of which may be waived in writing by the Obligors to the extent permitted by law:

          (a) The representations and warranties made by each of the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date (unless any representation or warrant refers to a specific earlier date, in which case it shall have been true and correct in all material respects at such date).

          (b) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement and the other Transaction Documents.

          (c) All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby and by the other Transaction Documents will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Closing in connection with the transactions contemplated hereby and thereby shall have been obtained.

          (d) Each of the Investors shall have entered into the Transaction Documents to which it is a party, except that any Investor that purchased Notes with an Initial Value less than $10,000,000 shall not be required to sign the Noteholders Agreement.

          (e) The aggregate Initial Value of Notes purchased at the Closing, together with the gross proceeds to Holdings of the sale of Class A Common Stock, if any, issued as contemplated by clause (6) of the definition of Concurrent Financing Transactions, shall not be less than $200,000,000.

     13.3 Investment Election in Absence of Closing

          In the event the Closing does not occur, whether due to the actions or omissions of any Party, the failure of satisfaction of closing conditions or for any other reason whatsoever, then each of the Investors shall have the right (but not the obligation), during the fifteen-day period following the Business Day on which the Obligors notify such Investor that the Closing will not occur, to notify the Obligors of such Investor's election to purchase shares of Class A Common Stock (subject to applicable securities law and regulatory requirements) at a per share price equal to the Conversion Price, in the full amount of the aggregate Initial Value of Notes set forth opposite such Investor's name on Attachment 1. Notwithstanding the foregoing, if the Closing does not occur due to a decision by the Board of Directors of the Obligors, acting upon their fiduciary duties, to sell a majority interest in the Obligors by way of an acquisition, merger, asset sale or other form of business combination (which sale shall not be considered a breach of this Agreement), each Investor's right to purchase shares set forth in this Section 13.3 shall be limited to one-half of the applicable Initial Value of Notes referenced above at a price per share equal to the Conversion Price. Such purchase of shares shall be effected within ten Business Days after the delivery of such notice to the Obligors, on a Business Day mutually agreed upon by the Obligors and such Investor. Upon the request of one or more Investors exercising their respective rights under this
Section 13.3, Holdings will enter into registration rights arrangements with such Investors affording them registration rights regarding the Class A Common Stock purchased under this Section 13.3 that are, to the extent feasible, substantially identical to the rights to have been afforded to Holders with respect to a "Noteholder Shelf Registration" under the Registration Rights

Agreement. Notwithstanding the foregoing, no Investor shall be entitled to exercise the right provided in this Section 13.3 if such Investor or any of its Affiliates breached any of its obligations hereunder in connection with the failed Closing. The provisions of this Section 13.3 are intended to provide for liquidated damages and not a penalty, and each Investor agrees that (a) if such Investor exercises its rights under this Section 13.3 and purchases shares of Class A Common Stock as contemplated hereby, such actions shall serve as such Investor's sole remedy against the Obligors and their Affiliates with respect to the failed Closing and (b) if the Closing does not occur and such failure is not due in whole or in part to an act omission of either of the Obligors, a failure by either of the Obligors to satisfy its closing conditions or any other default hereunder by either of the Obligors, the rights of the Investors under this
Section 13.3 constitute the Investors' sole remedy against the Obligors with respect to such Closing.

14.  Expenses

          The Obligors will pay (a) the reasonable fees and disbursements of Hale and Dorr LLP, as counsel for the Investors, and (b) the reasonable fees and disbursements of one additional counsel for each Investor that purchases, at the Closing, Notes with an Initial Value of at least $50,000,000. All such fees and disbursements shall be paid by the Obligors even if the transactions contemplated hereby do not close.

15.  Survival

          All express representations and warranties contained in this Agreement or made in writing by or on behalf of Holdings or its Subsidiaries in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investors or on behalf of the Investors, the issuance of the Notes hereunder, and any disposition, payment or Conversion of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of Holdings or its Subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Holdings or its Subsidiaries under this Agreement.

16.  Amendments and Waivers

          Except as expressly provided elsewhere herein or in the Notes, any term of this Agreement or of the Notes may be amended or modified, and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) each Obligor and (ii) the Majority Holders. Any provision of this Agreement or the Notes that expressly provides for waiver or consent by a specified group or percentage of the Investors or Holders may be amended or waived only by such specified group or percentage of the Investors or Holders. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each Holder of the Notes, each future Holder of the Notes and each Obligor. Any consent or waiver obtained under Section 7.3 of the Noteholders Agreement or Section 4.2 of the Director Agreement that approves an action not permitted hereunder shall be considered a waiver of the applicable provision of this Agreement with respect to the matter as to which the consent or waiver was obtained. Notwithstanding the foregoing, this Agreement or the Notes may be amended or supplemented, without the consent of any Holder of a Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 16 may not, with respect to any Note held by a non-consenting Holder:

          (a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the Accreted Value or principal amount of, or change the fixed maturity of, such Note or alter or waive any of the provisions with respect to the repurchase of such Note pursuant to Sections 8.4 and 8.7 of the Noteholders Agreement;

          (c) reduce the Interest Rate applicable to such Note, reduce the rate at which the Accreted Value of such Note increases, or change the time for payment of interest, including default interest, on such Note;

          (d) waive a Default or Event of Default in the payment of interest or premium, if any, on such Note (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);

          (e) make the principal or Accreted Value of, or interest or premium on, such Note payable in money or assets other than that stated in this Agreement or the Notes;

          (f) except as expressly provided herein or in the Notes, increase the Conversion Price applicable to such Note, limit the times at which or amounts for which such Note may be Converted into Conversion Stock, change the terms under which the Obligor can require Conversion of such Note, or change the nature of the consideration to be received upon a Conversion of such Note;

          (g) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of the Holder of such Note to receive payments of principal of or interest or premium, if any, on such Note;

          (h) release any portion of the Collateral from the Lien of the Security Agreements, except in accordance with the terms thereof, including the provisions of Section 19 of the FCC License Subsidiary Pledge Agreement and
Section 8 of the General Security Agreement; or

          (i) make any change in Section 8.6 hereof.

17.  Notices

          Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission, addressed to the General Counsel for each Party at the address set forth below for such Party or at such other address or to the attention of such other officers as such Party shall have furnished in writing pursuant to this Section 17. Such notice shall be deemed to have been received: (i) three (3) days after the date of mailing if sent by certified or registered mail, (ii) one (1) day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding business day after transmission by facsimile.

          If to Holdings or the Company:

          XM SATELLITE RADIO HOLDINGS INC.
          1500 Eckington Place, NE
          Washington, D.C. 20002-2194
          Fax No.: (202) 380-4500
          Attention:  General Counsel

          If to the Investors:

          As set forth on Attachment 1 hereto.

18.  Execution in Counterparts

          This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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

19.  Binding Effect

          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that (a) the Obligors shall not have the right to assign their respective rights or obligations hereunder or any interest herein without the prior written consent of all of the Holders and (b) the Investors may, prior to the Closing and with the consent of each of the Obligors, assign their rights hereunder to purchase all or a portion of the Initial Value of Notes set forth in Attachment 1 hereto, in which case the assignees thereof shall be deemed to be "Investors" with respect to the assigned Initial Value of Notes.

20.  GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND THE CORPORATE LAW OF THE STATE OF DELAWARE, AS APPLICABLE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

          (b) IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS LOCATED IN SUCH STATE AND COUNTY, AND RELATED APPELLATE COURTS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

          (c) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

21.  Miscellaneous

     21.1. Severability

          The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     21.2. No Waiver

          It is agreed that a waiver by any Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by the breaching Party.

     21.3. Further Assurances

          The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including entering into the other Transaction Documents to which each is a Party.

     21.4. Construction

          The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

     21.5 Amendment and Restatement

          This Agreement hereby restates, amends and supersedes the 2002 Note Purchase Agreement.

               IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.

XM SATELLITE RADIO HOLDINGS INC.            XM SATELLITE RADIO INC.


By: /s/ Joseph M. Titlebaum                 By: /s/ Joseph M. Titlebaum
    ----------------------------                --------------------------------
Name:  Joseph M. Titlebaum                  Name: Joseph M. Titlebaum
Title: Executive Vice President,            Title: Executive Vice President,
General Counsel and Secretary               General Counsel and Secretary

                      [Signature pages of Investors follow]

                               NPA Signature Page

COLUMBIA XM RADIO PARTNERS, LLC             COLUMBIA CAPITAL EQUITY PARTNERS II
By Columbia Capital LLC,                       (QP), L.P.
   its Managing Member                      By: Columbia Capital Equity Partners
                                            III, L.P., its General Partner


By: /s/ Donald A. Doering                   By: /s/ Donald A. Doering
    ----------------------------                --------------------------------
Name: Donald A. Doering                     Name: Donald A. Doering
Title: Chief Financial Officer              Title: Chief Financial Officer


COLUMBIA XM SATELLITE                       COLUMBIA CAPITAL EQUITY PARTNERS III
   PARTNERS III, LLC                           (QP), L.P.
                                            By: Columbia Capital Equity Partners
                                                III, L.P., its General Partner


By: /s/ Donald A. Doering                   By: /s/ Donald A. Doering
    ----------------------------                --------------------------------
Name: Donald A. Doering                     Name: Donald A. Doering
Title: Chief Financial Officer              Title: Chief Financial Officer

                               NPA Signature Page

AEA XM INVESTORS IA LLC                     AEA XM INVESTORS IIA LLC
By XM Investors IA LP, its                  By XM Investors IIA LP, its
   Sole Member                                 Sole Member
By AEA XM Investors Inc., its               By AEA XM Investors Inc., its
   General Partner                             General Partner


By: /s/ Roger Freeman                       By: /s/ Roger Freeman
    ----------------------------                --------------------------------
Name: Roger Freeman                         Name: Roger Freeman
Title: President                            Title: President

                               NPA Signature Page

HUGHES ELECTRONICS CORPORATION


By: /s/ Patrick T. Doyle
    ----------------------------
Name: Patrick T. Doyle
Title: Vice President, Treasurer
       and Controller

                               NPA Signature Page

BLACK BEAR FUND I, L.P.                     BLACK BEAR FUND II, L.L.C.
By Eastbourne Capital Management,           By Eastbourne Capital Management,
   L.L.C., its general partner                 L.L.C., its manager


By: /s/ Eric M. Sippel                      By:  /s/ Eric M. Sippel
    ----------------------------                 -------------------------------
Eric M. Sippel                              Eric M. Sippel
Chief Operating Officer                     Chief Operating Officer


BLACK BEAR OFFSHORE MASTER FUND LIMITED
By Eastbourne Capital Management,
   L.L.C., its investment adviser
   and attorney in fact


By: /s/ Eric M. Sippel
    -----------------------------------
Eric M. Sippel
Chief Operating Officer

                               NPA Signature Page

GEORGE HAYWOOD


/s/ George Haywood
------------------

                               NPA Signature Page

BAYSTAR CAPITAL II, L.P.                    BAYSTAR INTERNATIONAL II Ltd.
By BayStar Capital Management,              By BayStar Capital Management,
   LLC, its general partner                    LLC, its investment manager


By:                                         By:
   -----------------------------                --------------------------------
Name:                                       Name:
Title:                                      Title:

                               NPA Signature Page

ROYAL BANK OF CANADA
By its agent, RBC Dominion Securities Corporation


By:
    ----------------------------
Name:
Title:


By
   -----------------------------
Name:
Title:

                               NPA Signature Page

SUPERIUS SECURITIES GROUP, INC. MONEY PURCHASE PLAN


By:
   -----------------------------
Name:
Title:

                               NPA Signature Page

SF CAPITAL PARTNERS, LTD.


By:
   -----------------------------
Name:
Title:

                               NPA Signature Page

AMERICAN HONDA MOTOR CO., INC.


By: /s/ Thomas G. Elliott
   -----------------------------
Name: Thomas G. Elliott
Title: Executive Vice President

                               NPA Signature Page

MICHAEL W. HARRIS


--------------------------------

                               NPA Signature Page

PAUL GREENWALD


--------------------------------

                               NPA Signature Page

AVDAN PARTNERS, L.P.


By:
   -----------------------------
Name:
Title:

                               NPA Signature Page

HEARST COMMUNICATIONS, INC.


By: /s/ Kenneth A. Bronfin
    ----------------------------
Name:  Kenneth A. Bronfin
Title: President, Hearst Interactive Media,
       a division of Hearst Communications, Inc.

                               NPA Signature Page

JOHN DEALY


/s/ John Dealy
--------------------------------

                               NPA Signature Page

A.R. SANCHEZ, JR.


--------------------------------

                               NPA Signature Page

NEERA SINGH and RAJENDRA SINGH JTWROS


-------------------------------------


-------------------------------------


HERSH RAJ SINGH EDUCATIONAL TRUST


By:
    ---------------------------------
Name:
Title: Trustee

-------------------------------------
Name:
Title: Trustee


SAMIR RAJ SINGH EDUCATIONAL TRUST


By:
    ---------------------------------
Name:
Title: Trustee

-------------------------------------
Name:
Title: Trustee

                               NPA Signature Page

EVEREST CAPITAL MASTER FUND LP

By:  Everest Capital Limited, its General Partner


By: /s/ Malcolm Stott
    --------------------------
Name: Malcolm Stott
Title: Chief Operating Officer


By: /s/ Simon Onabowald
    --------------------------
Name: Simon Onabowald
Title: Principal


EVEREST CAPITAL SENIOR DEBT FUND LP

By: Everest Capital Limited, its General
    Partner


By:  /s/ Malcolm Stott
     -------------------------
Name: Malcolm Stott
Title: Chief Operating Officer


By: /s/ Simon Onabowald
    --------------------------
Name: Simon Onabowald
Title: Principal

                               NPA Signature Page

PRISM PARTNERS OFFSHORE FUND
By: Weintraub Capital Management LLC, its
Investment Manager

By:
Name:
Title:

PRISM PARTNERS I, L.P.
By: Weintraub Capital Management LLC, its
Investment Manager

By:
Name:
Title:

PRISM PARTNERS II OFFSHORE FUND
By: Weintraub Capital Management LLC, its
Investment Manager

By:
Name:
Title:

                               NPA Signature Page

US TRUST COMPANY

By: /s/ David Williams
Name: David Williams
Title: Managing Director

                               NPA Signature Page

                                  ATTACHMENT 1

                                                           Aggregate Initial
Investor                                                Value of Notes Purchased
-------------------------------------------------       ------------------------
AEA
   AEA XM Investors IA LLC                                   $  838,645.50
   c/o AEA Investors Inc.
   65 E 55th Street
   New York, New York 10022
   Attention: General Counsel
   Fax: 212-702-0518

   AEA XM Investors IIA LLC                                   6,861,354.50
   c/o AEA Investors Inc.
   65 E 55th Street
   New York, New York 10022
   Attention: General Counsel
   Fax: 212-702-0518

Columbia Capital
   Columbia Capital Equity Partners II (QP), L.P.             3,085,866.46
   c/o Columbia Capital, LLC
   201 North Union Street, Suite 300
   Alexandria, VA 22314
   Attention: James B. Fleming
   Fax: 703-519-5870

   Columbia XM Radio Partners, LLC                            3,354,133.54
   c/o Columbia Capital, LLC
   201 North Union Street, Suite 300
   Alexandria, VA 22314
   Attention: James B. Fleming
   Fax: 703-519-5870

   Columbia Capital Equity Partners III (QP), L.P.            1,107,920.45
   c/o Columbia Capital, LLC
   201 North Union Street, Suite 300
   Alexandria, VA 22314
   Attention: James B. Fleming
   Fax: 703-519-5870

   Columbia XM Satellite Partners III, LLC                      952,079.55
   c/o Columbia Capital, LLC
   201 North Union Street, Suite 300
   Alexandria, VA 22314
   Attention: James B. Fleming
   Fax: 703-519-5870

Hughes Electronics Corporation                                  10,000,000
200 N. Sepulveda Boulevard
El Segundo, California 90245
Attention: Graham Jenner
Fax:  310-640-1734

Eastbourne Capital Management, L.L.C.
   Black Bear Fund I, L.P.                                      11,358,000
   c/o Eastbourne Capital Management, L.L.C.
   1101 Fifth Avenue, Suite 160
   San Rafael, California 94901
   Attention:  Eric M. Sippel, Chief Operating Officer
   Fax:  415-448-1246

   Black Bear Fund II, L.L.C.                                    1,343,000
   c/o Eastbourne Capital Management, L.L.C.
   1101 Fifth Avenue, Suite 160
   San Rafael, California 94901
   Attention:  Eric M. Sippel, Chief Operating Officer
   Fax:  415-448-1246

   Black Bear Offshore Master Fund Limited                      24,599,000
   c/o Eastbourne Capital Management, L.L.C.
   1101 Fifth Avenue, Suite 160
   San Rafael, California 94901
   Attention:  Eric M. Sippel, Chief Operating Officer
   Fax:  415-448-1246

George Haywood                                                   7,000,000
c/o Cronin & Vris, LLP
380 Madison Avenue
24th Floor
New York, New York 10017
Fax:  718-832-8292

Hearst Communications, Inc.                                     12,500,000
c/o Hearst Interactive Media
959 Eighth Avenue
New York, New York 10019
Attn: President, Hearst Interactive Media
Fax:  212-582-7739

BayStar Group                                                   10,830,000
   BayStar Capital II, LP
   c/o BayStar Capital Management, LLC
   80 E. Sir Francis Drake Blvd., Suite 2B
   Larkspur, California 94939
   Fax:  415-834-4681

   BayStar International II, Ltd.                                1,170,000
   c/o BayStar Capital Management, LLC
   80 E. Sir Francis Drake Blvd., Suite 2B
   Larkspur, California 94939
   Fax:  415-834-4681

Royal Bank of Canada                                            27,300,000
c/o RBC Dominion Securities Corporation
165 Broadway
One Liberty Plaza
New York NY 10006
Attention: Michael Frommer
Fax:  212-858-7439

American Honda Motor Co., Inc.                                  50,000,000
1919 Torrance Blvd.
Torrance, California 90501-2746
Attention: Shinichi Sakamoto
Fax:  310-783-2210

Superius Securities Group, Inc. Money Purchase Plan              3,000,000
94 Grand Ave.
Englewood, New Jersey 07631
Fax:  201-568-9392

John Dealy                                                         500,000
c/o XM Satellite Radio Holdings Inc.
1500 Eckington Place, NE
Washington, District of Columbia 20002-2194
Fax:  202-380-4534

Avdan Partners, L.P.                                               700,000
100 Shoreline Highway, Suite 185-A
Mill Valley, California 94941
Fax:  415-239-3946

Michael W. Harris                                                  500,000
c/o Harris & Panels
120 East Washington Street
Suite 511
Syracuse, New York 13202
Fax:  315-472-2481

Paul Greenwald                                                   1,500,000
c/o Harris & Panels
120 East Washington Street
Suite 511
Syracuse, New York 13202
Fax:  315-472-2481

SF Capital Partners, Ltd.                                        5,000,000
c/o Staro Asset Management, LLC
3600 South Lake Drive
St. Francis, Wisconsin 53235
Attention: Brian H. Davidson
Fax:  414-294-7687

Neera Singh and Rajendra Singh JTWROS                            1,500,000
7925 Jones Branch Drive
Suite 6400
McLean, Virginia 22102
Attn: General Counsel
Fax:  703-873-4501

Hersh Raj Singh Educational Trust                                  750,000
7925 Jones Branch Drive
Suite 6400
McLean, Virginia 22102
Attn: General Counsel
Fax:  703-873-4501

Samir Raj Singh Educational Trust                                  750,000
7925 Jones Branch Drive
Suite 6400
McLean, Virginia 22102
Attn: General Counsel
Fax:  703-873-4501

A.R. Sanchez, Jr.                                                1,000,000
1920 Sandman
Laredo, Texas 78041
Fax:  956-722-1017

Prism                                                              800,000
 Prism Partners Offshore Fund
 c/o Weintraub Capital Management LLC
 44 Montgomery Street, Suite 4100
 San Francisco, CA 94104

 Prism Partners I, L.P.                                            100,000
 c/o Weintraub Capital Management LLC
 44 Montgomery Street, Suite 4100
 San Francisco, CA 94104

 Prism Partners II Offshore Fund                                 1,100,000
 c/o Weintraub Capital Management LLC
 44 Montgomery Street, Suite 4100
 San Francisco, CA 94104

Everest                                                          7,500,000
 Everest Capital Master Fund LP
 c/o Everest Capital Limited
 The Bank of Butterfield Building, 6th floor
 65 Front Street
 Hamilton HM 12, Bermuda
 Fax No.: (441) 292-2285

 Everest Capital Senior Debt Fund LP                             7,500,000
 c/o Everest Capital Limited
 The Bank of Butterfield Building, 6th floor
 65 Front Street
 Hamilton HM 12, Bermuda
 Fax No.: (441) 292-2285

U.S. Trust Company                                               3,000,000
P.O. Box 200
Essex Connecticut 06426
                                                               -----------
Total                                                          210,000,000

                                                                       Exhibit A

                                 [Face of Note]
--------------------------------------------------------------------------------

             10% Senior Secured Discount Convertible Notes due 2009

     No. 1    $
                ----------

                        XM SATELLITE RADIO HOLDINGS INC.

                             XM SATELLITE RADIO INC.

promises to pay to
                   -------------------------------------------------------------

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on December 31, 2009.

Interest Payment Dates:          and
                         -------     -------

Record Dates:          and
              -------     -------

Dated:
       --------


                                                XM SATELLITE RADIO HOLDINGS INC.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                XM SATELLITE RADIO INC.


                                                By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                By:
                                                      --------------------------
                                                      Name:
                                                      Title:

--------------------------------------------------------------------------------

                                 [Back of Note]
             10% Senior Secured Discount Convertible Notes due 2009

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN NOTEHOLDERS AND SHAREHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE NOTEHOLDERS AND SHAREHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF XM SATELLITE RADIO INC. AND XM SATELLITE RADIO HOLDINGS INC.]

     Capitalized terms used herein shall have the meanings assigned to them in the Amended and Restated Note Purchase Agreement, dated as of June 16, 2003, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and the investors set forth therein (the "Note Purchase Agreement").

     1. Interest. XM Satellite Radio Inc., a Delaware corporation (the "Company"), and XM Satellite Radio Holdings Inc, a Delaware corporation (the "Holdings" and, together with the Company, the "Obligors"), promise to pay interest on the principal amount of this Note at 10% per annum from January 1, 2006 until maturity, together with any additional interest accruing from time to time pursuant to Section 2.2 of the Registration Rights Agreement ("Additional Interest"). The Obligors will pay interest semi-annually in arrears on June 30 and December 31 of each year, commencing June 30, 2006 (or, with respect to Additional Interest accruing on an earlier June 30 and December 31 if Additional Interest shall accrue prior to January 1, 2006, as provided in the Note Purchase Agreement), or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 1, 2006, except that Additional Interest will accrue in accordance with Section 2.2 of the Registration Rights Agreement. The Obligors shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate of 12% per annum (plus the rate of any applicable Additional Interest accruing from time to time); they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. This Note has an Accreted Value as determined from time to time in accordance with the Note Purchase Agreement.

     2. Method of Payment. The Obligors will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 15 or December 15 next preceding an Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. Each payment of interest on the Notes will be made to the Holder by certified or bank cashier's check or wire transfer of immediately available funds or by the issuance of additional Notes, at such address or to such account as the Holder specifies in writing to the Obligors at least five Business Days before such payment is to be made. Any such written instructions may provide that the information contained therein shall continue to be in effect with respect to subsequent interest payments until thereafter modified by written instructions of such Holder, which modified instructions shall take effect as of the next Interest Payment Date occurring more than five Business Days after delivery of such modified instructions. Any Note issued to a Holder as payment of interest due on an Interest Payment Date will be issued in a principal amount equal to the amount of such interest, will commence accruing interest as of the calendar day immediately following such Interest Payment Date, will otherwise have the same terms as the Notes issued at Closing and will be subject to the provisions and have the benefits of the Note Purchase Agreement. Notwithstanding the foregoing, no Additional Interest shall be payable at any time by the issuance of additional Notes and no other interest shall be payable by issuance of additional Notes if Additional Interest shall be accruing on the Notes as of the applicable Interest Payment Date.

     3. Security Agreements. The Notes are secured obligations of the Obligors. The Notes are secured by a pledge of the Collateral pursuant to the Security Agreements.

     4. Conversion. Each Holder shall have the right, at its option, at any time, subject to the terms and provisions of this Agreement, as applicable, to Convert the Accreted Value of each of its Notes or any portion thereof held by such Holder (together with interest accrued and any premium on such Note or portion thereof to be Converted) into shares of Conversion Stock at the Conversion Price, promptly after surrender of such Note, accompanied by written notice of Conversion specifying the principal amount thereof to be Converted duly executed, to Holdings at any time during usual business hours at the office of Holdings at, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing. Notwithstanding any other provision hereof, if a Conversion of a Note is to be made in connection with a sale of Holdings or other event, such Conversion may, at the election of any Holder tendering such Note for Conversion, be expressly conditioned upon the consummation of such other event, in which case such conversion shall not be deemed to be effective until the consummation or occurrence of such other event. Conversions of this Note may be limited pursuant to Sections 9.1, 9.7 or 9.10 of the Note Purchase Agreement.

     5. Conversion at the Option of Holdings.

          The Obligors may, at any time on or after the fourth anniversary of the Closing Date, require the Holders to Convert the Accreted Value of all, but not less than all, of the Notes (together with any premium and accrued interest thereon) into shares of Conversion Stock at the Conversion Price if each of the following conditions is met:

          (a) shares of the Class A Common Stock shall have traded on the Nasdaq National Market or a national securities exchange during each of the 30 Trading Days immediately preceding the Determination Date (as defined below);

          (b) on each of the 30 Trading Days immediately prior to the Determination Date, shares of Class A Common Stock shall have traded at a price in excess of 200% of the Conversion Price then in effect;

          (c) Holdings shall have reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which Holdings reports its financial results, as set forth in consolidated financial statements contained in Holdings' SEC reports for such quarterly period, which financial statements shall have been reviewed (or audited in the case of an annual report) by the certified independent accountants of Holdings;

          (d) immediately following such Conversion, the aggregate amount of Indebtedness of Holdings and its Subsidiaries on a consolidated basis shall be less than $250,000,000; and

          (e) no shares of Series C Preferred Stock shall remain outstanding.

The Obligors may require such a Conversion by delivering irrevocable written notice of such election to the Holders (the date on which such notice is sent being referred to herein as the "Determination Date"), and the fifth Trading Day after the date any such notice is delivered to the Holders (as determined in accordance with the notice provisions hereof) will be the "Conversion Date" for such required conversion. Promptly upon receipt of such written notice, each Holder shall surrender its Note or Notes to Holdings at a time during usual business hours at the office of Holdings at, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing.

     6. Denominations, Transfer. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered as provided in the Note Purchase Agreement. The Obligors may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Obligors may require a Holder to pay any taxes and fees required by law in connection with a transfer or conversion.

     7. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     8. Amendment, Supplement and Waiver. Except as expressly provided elsewhere herein or in the Note Purchase Agreement, any term of the Note Purchase Agreement or of this Note may be amended, and the observance of any term of the Agreement or of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) each Obligor and (ii) the Majority Holders. Any provision of this Note or the Note Purchase Agreement that expressly provides for waiver or consent by a specified group or percentage of the Investors or Holders may be amended or waived only by such specified group or percentage of the Investors or Holders. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder of the Notes, each future Holder of the Notes and each Obligor. Any consent or waiver obtained under Section 7.3 of the Noteholders Agreement or Section 4.2 of the Director Agreement that approves an action not permitted hereunder shall be considered a waiver of the applicable provision of this Agreement with respect to the matter as to which the consent or waiver was obtained. Notwithstanding the foregoing, the Notes (including this Note) or the Note Purchase Agreement may be amended or supplemented, without the consent of any Holder of this Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder of the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this
Section 8 or Section 16 of the Note Purchase Agreement may not, with respect to any Note held by a non-consenting Holder:

          (a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the Accreted Value or principal amount of, or change the fixed maturity of, such Note or alter or waive any of the provisions with respect to the repurchase of such Note pursuant to Sections 8.4 and 8.7 of the Noteholders Agreement;

          (c) reduce the Interest Rate applicable to such Note, reduce the rate at which the Accreted Value of such Note increases, or change the time for payment of interest, including default interest, on such Note;

          (d) waive a Default or Event of Default in the payment of interest or premium, if any, on such Note (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);

          (e) make the principal or Accreted Value of, or interest or premium on, such Note payable in money or assets other than that stated in such Note or the Note Purchase Agreement;

          (f) except as expressly provided in such Note or the Note Purchase Agreement, increase the Conversion Price applicable to such Note, limit the times at which or amounts for which such Note may be Converted into Conversion Stock, change the terms under which the Obligor can require Conversion of such Note, or change the nature of the consideration to be received upon a Conversion of such Note;

          (g) make any change in the provisions of the Note Purchase Agreement relating to waivers of past Defaults or the rights of the Holder of such Note to receive payments of principal of or interest or premium, if any, on such Note;

          (h) release any portion of the Collateral from the Lien of the Security Agreements, except in accordance with the terms thereof, including the provisions of Section 19 of the FCC License Subsidiary Pledge Agreement and
Section 8 of the General Security Agreement; or

          (i) make any change in Section 8.6 of the Note Purchase Agreement.

     9. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes (including in connection with an offer to purchase) or otherwise, (iii) failure by the Obligors to comply with the provisions of Section 8.11 of the Noteholders Agreement, the failure of the Obligors to make or consummate a Change of Control Offer in accordance with the provisions of Section 8.7 of the Noteholders Agreement, or the failure of the Obligors to make or consummate an Asset Sale Offer in accordance with the provisions of Section 8.4 of the Noteholders Agreement; (iv) failure by an Obligor or any of its Subsidiaries, for 60 days after notice to such Obligor by the Holders of at least 25% in principal amount at maturity of the Notes then outstanding, to comply with certain covenants and other agreements in the Agreement, the Notes or either of the Security Agreements; (v) default under certain other agreements relating to Indebtedness of an Obligor or any of its Material Subsidiaries, which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days and with respect to certain actions against an Obligor under Section 5 of the Securities Act; (vii) certain events of bankruptcy or insolvency with respect to an Obligor or any of its Significant Subsidiaries and (viii) the breach or repudiation of certain covenants in either of the Security Agreements or any Agreement Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare the Accreted Value of the Notes, together with any premium and accrued interest thereon, to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the Accreted Value of all outstanding Notes will become due and payable without further action or notice. The Majority Holders may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Note Purchase Agreement except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of an Obligor or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of such Obligor or such Subsidiary Guarantor under the Notes, the Note Purchase Agreement, the Agreement Guarantees, the Security Agreements or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     11. Subsidiary Guarantors. Payment of principal, premium, if any, and interest (including interest on overdue principal amount, premium, if any, and interest, if lawful) is unconditionally guaranteed by each Subsidiary Guarantor pursuant to Section 11 of the Note Purchase Agreement.

                       Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 8.4 or 8.7 of the Noteholders Agreement, check the appropriate box below:

                      [ ] Section 8.4    [ ] Section 8.7

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 8.4 or Section 8.7 of the Noteholders Agreement, state the amount you elect to have purchased:

                                     $
                                      ---------------

          Date:
                ------------------


                   Your Signature:
                                    --------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

                   Tax Identification No.:
                                           -------------------------------------

                                                                       Exhibit F

                           Form of Agreement Guarantee

          This Agreement Guarantee is delivered by the undersigned (the "Subsidiary Guarantor") with respect to the 10% Senior Secured Discount Convertible Notes issued by XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc. from time to time pursuant to the Amended and Restated Note Purchase Agreement dated as of June 16, 2003 among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and the several investors named therein (the "Note Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

          For value received, the Subsidiary Guarantor hereby fully and unconditionally guarantees to each Holder of a Note that: (a) the Accreted Value of, and premium and interest on, the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal and premium amount and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Obligors to the Holders under the Note Purchase Agreement, the Notes or the Security Agreements (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

          The Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of such parties that the guarantee by such Subsidiary Guarantor pursuant to this Agreement Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantor hereby irrevocably agree that the obligations of the Subsidiary Guarantor under this Agreement Guarantee shall be limited to the minimum extent necessary to ensure that, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Agreement Guarantee, the obligations of the Subsidiary Guarantor under this Agreement Guarantee do not constitute a fraudulent transfer or conveyance under applicable law.

          Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Obligors to the Holders, for whatever reason, the Subsidiary Guarantor will be obligated to pay or to perform or to cause the performance of, the same immediately without the necessity of any action by the Holders of Notes. An Event of Default under the Note Purchase Agreement or the Notes shall constitute an event of default under this Agreement Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Obligors.

          The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Note Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against an Obligor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantor.

          The Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Holders (each, a "Benefited Party") to proceed against the Obligors, any Subsidiary thereof or any other Person or to proceed against or exhaust any security held by or on behalf of a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind, including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantor, the Obligors, the Material Subsidiaries, any Benefited Party, or any creditor of the Subsidiary Guarantor, the Obligors or the Material Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Subsidiary Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111 (b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

          The Subsidiary Guarantor hereby covenants that this Agreement Guarantee will not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under the Note Purchase Agreement, or as provided in Section 11.3 of the Note Purchase Agreement.

          If any Holder is required by any court or otherwise to return to either the Obligors or the Subsidiary Guarantor, or any custodian, trustee, or similar official acting in relation to the Obligors or the Subsidiary Guarantor, any amount paid by the Obligors or the Subsidiary Guarantor to such Holder, this Agreement Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          The Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 8 of the Note Purchase Agreement for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 8 of the Note Purchase Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of this Agreement Guarantee.

          The Subsidiary Guarantor hereby acknowledges that it shall not consolidate or merge with or into a corporation or any other entity other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or transfer all or substantially all of its assets to a corporation or any other entity other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), unless this Agreement Guarantee shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger) or a new Agreement Guarantee shall be signed by such successor corporation or other entity and delivered to each Holder of Notes. Any Agreement Guarantee so issued shall in all respects have the same legal rank and benefit under the Note Purchase Agreement as any Agreement Guarantee theretofore and thereafter issued in accordance with the terms of the Note Purchase Agreement as though all of such Agreement Guarantees had been issued at the date of the execution thereof.

          This Agreement Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned Subsidiary Guarantor has caused
this Agreement Guarantee to be duly executed as of           , 200 .
                                                   ----------     -

                                                  [Name of Subsidiary Guarantor]


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                       F-2